EX 99.28(p)(32)

CODE OF CONDUCT DOING WHAT’S RIGHT

Table of Contents

Chairman’s Letter 1

Doing What’s Right 2

How to report a concern 3

Key Principles of our code 4

What You Should Know about Our
Code of Conduct5-10
Our values 5
Purpose of our Code 6
Who must follow this Code? 6
Waivers of the Code for executive officers 6
What is expected of employees? 7
Cooperating with Regulatory Agencies 8
What is expected of managers? 8
Managing Risk as a Manager 8
Responsibility to ask questions and report concerns 8
What happens when a concern is reported? 9
Zero tolerance for retaliation 9
Cooperating with an investigation 9
Direct Communication with Government and Regulatory Authorities 10
Communication of Trade Secrets to Government and Regulatory Authorities 10

Respecting Others 11-14
Mutual respect and professional treatment 11
Harassment-free environment 13
Safety and security 14
Managers’ responsibilities 14

Avoiding Conflicts 15-24
Overview 15
Gifts and entertainment 16
Outside employment and business dealings 19
Outside service as a director, officer, general partner, political appointment or elected position 21
Ownership of an outside business 22
Fiduciary appointments 22
Personal investment decisions 22
Dealing with family and close personal friends 23
Corporate opportunities 24

Conducting Business 25-28
Fair competition and anti-trust 25
Anti-corruption and improper payments 27
Combating financial crime and money laundering 28

Working with Governments 29-30
Your obligations 29
Basic principles 30

Protecting Company Assets 31-37
Financial integrity 31
Additional standards for senior financial professionals 32
Use of company assets 32
Protecting client and employee records and observing our privacy principles 33
Records management 34
Use of computers, systems and corporate information 34
Inside or proprietary information 36

Supporting our Communities 38-40
Political activities 38
Investor and media relations 39
Charitable contributions and corporate sponsorship 40
Participating in trade associations, conferences and speaking engagements 40

Additional Help 41-42

The Code of Conduct does not alter the terms and conditions of your employment. Rather, it helps each of us to know what must be done to make sure we always Do What’s Right. The most current version of the Code can be found on MySource.

Throughout the Code, references to company policies apply only to global policies that cover all employees and do not include additional policies you must follow that are specific to your location or line of business. The Code is not intended to fully describe the requirements of referenced policies, which can be found in their entirety on MySource.

Dear Colleague:
Trust is everything in our business. Our clients and other market participants expect us to conduct business with the highest ethical standards — no exceptions.

Fortunately, our Doing’s What Right program can help you to manage compliance and ethics issues that might arise in the workplace. It’s a simple three-step process that everyone can use to help them make the right call when difficult issues and questions come up.

But, there is one part of the process that still requires a bit more effort and knowledge and that is before any of us can do what’s right, we all have to know what’s right. It can be difficult to understand all the laws and regulations we must comply with and the company policies and procedures we must adhere to.

That’s why we have updated the Code of Conduct to make it easier to read and understand. We have put in everyday language the basics you need to know as you go about your daily work. While it’s not an exhaustive document, the revised Code will certainly give you a clearer understanding of the fundamental concepts that apply across our businesses.

This revised Code will also help you in another important way. Often, the best indication any of us have that something is wrong is our own instinct. If something feels wrong, it may well be. Speak up. Ask questions. Get more information until you are satisfied. The revised Code can help you determine if something is really wrong and if further action is appropriate, such as speaking to your manager, your manager’s manager or someone in Legal, Audit, Compliance, Human Resources, or our Ethics Hot Line or Help Line.

A final, but critical, point — BNY Mellon has zero tolerance for retaliation against anyone who reports a concern or misconduct in good faith, and with the reasonable belief that the information is true. No one has the authority to justify an act of retaliation, and any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal. I want you to never be afraid or reluctant to speak up when appropriate.

So, please take the time to review the Code of Conduct. It’s one of the most important ways to ensure that you’re always Doing What’s Right.

Gerald L. Hassell
Chairman and Chief Executive Officer

Doing What’s Right

At BNY Mellon, “Doing What’s Right” means
• Contributing to an ethical culture is expected and valued,
• Conducting business in full compliance with all applicable laws and regulations, and in accordance with the highest ethical standards,
• Fostering honest, fair and open communication,
• Demonstrating respect for our clients, communities and one another,
• Being accountable for your own and team actions, and
• Being willing to take a stand to correct or prevent any improper activity or business mistake.

How to Do What’s Right
• Put company values, policies and procedures into action,
• Know the laws and regulations affecting your job duties and follow them,
• Take responsibility for talking to someone if you see a problem, and
• Ask questions if you are unsure of the right thing to do.

When you are uncertain, ask yourself these questions
• Could the action affect the company’s reputation?
• Would it look bad if reported in the media?
• Am I uncomfortable taking part in this action or knowing about it?
• Is there any question of illegality?
• Will the action be questionable with the passage of time?

If the answer to any of these questions is “yes,” ask more questions. Keep asking until you get a satisfactory answer. Talk to your manager, the Compliance and Ethics Department, Legal or Human Resources, or call the Ethics Office before doing anything further. Don’t stop asking until you get the help you need.

It’s your obligation to Do What’s Right.

How to report a concern:
Usually, the best place to start is by talking to your manager. If this makes you uncomfortable, then consider the options below.

Ethics Help Line	Ethics Help Line (operated by members of the company’s Ethics Office)
• United States and Canada: 1-888-635-5662
• Europe: 00-800-710-63562
• Brazil: 0800-891-3813
• Australia: 0011-800-710-63562
• Asia: appropriate international access code +800-710-63562 (except Japan)
• Japan: appropriate international access code +800-710-6356
• All other locations: call collect to 412-236-7519

Please note that your phone call can be anonymous.

E-mail: ethics@bnymellon.com (To remain anonymous, please use the telephone help line for reporting your concern.)

Ethics Hot Line	Ethics Hot Line (operated by EthicsPoint, an independent hotline administrator)
• United States and Canada: 1- 866-294-4696
• Outside the United States dial the AT&T Direct Access Number for your country and carrier, then 866-294-4696
AT&T Direct Access Numbers by Country/Carrier
• United Kingdom: British Telecom 0-800-89-0011; C&W 0-500-89-0011;
NTL 0-800-013-0011
• India: 000-117
• Brazil: 0-800-890-0288
• Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288
• Japan: Softbank Telecom 00 663-5111; KDDI 00 539-111
• Australia: Telstra 1-800-881-011; Optus 1-800-551-155
• Hong Kong: Hong Kong Telephone 800-96-1111; New World Telephone 800-93-2266
• Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001
Web Report: http://www.ethicspoint.com (hosted on EthicsPoint’s secure servers and is not part of the company’s web site or intranet).

Please note that all contacts to EthicsPoint can be anonymous.

Incident Reporting
Incident Reporting
If your concern involves potential criminal or unusual client activity, you must file an Incident Report within 72 hours. In the U.S., you can file an Incident Report using the icon on your PC desktop. In other locations, you should contact your compliance officer for assistance in following country-specific guidelines.

Director’s Mailbox	Director’s Mailbox

If your concern involves questionable accounting or auditing matters, you may also report your concern to the Presiding Director of the Board (who is independent of management). You can contact the Presiding Director by sending an e-mail to non- managementdirector@bnymellon.com or by postal mail addressed to:
BNY Mellon Corporation
Church Street Station
PO Box 2164
New York, New York 10008-2164 USA
Attention: Non-Management Director

Please note the postal mail option can be anonymous.

Key Principles of Our Code

Respecting others
We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

Avoiding conflicts
We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

Conducting business
We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.

Working with governments
We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

Protecting Company assets
We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.

Supporting our communities
We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way that we interact with our communities and the public at large.

What you should know about our Code of Conduct

Our Values
Our values provide the framework for our decision-making and guide our business conduct. Incorporating these values into our actions helps us to do what is right and protect the reputation of the company.

• Client Focus: Putting the client at the center of all that we do
• Integrity: Acting with the highest ethical standards for our company, our employees and our clients
• Teamwork: Fostering collaboration and diversity to empower employees to build relationships and deliver insights
• Excellence: Setting the standard for leading-edge solutions, innovation and continuous improvement

What our values do:
• Explain what we stand for and our shared culture
• Span geographies and lines of business
• Represent the promises made to our clients, communities, shareholders and each other
• Are critical to our success

At the foundation of our Code of Conduct are our Values – Client Focus, Integrity, Teamwork and Excellence.

Our values underscore our commitment to be a client-focused, trusted financial institution driven by an empowered global team dedicated to outperforming in every market we serve.

Compliance with the letter and the spirit of our Code of Conduct, laws and regulations, policies and procedures is not optional. It’s how we do business: it’s the embodiment of Doing What’s Right.

Purpose of our Code

Today’s global marketplace is filled with a host of new challenges and changes, but one constant guides us — the mandate to meet the highest standards of legal and ethical integrity.

The Code of Conduct is the foundation of our commitment to Doing What’s Right, but it is not intended to describe every law or policy that applies to you. Nor does it address every business situation you may face. You’re expected to use common sense and good judgment, and seek advice when you’re unsure of the proper response to a particular situation.

The Code provides the framework and sets the expectations for business conduct. It clarifies our responsibilities to each other, clients, suppliers, government officials, competitors and the communities we serve. It outlines important legal and ethical issues. Failing to meet these standards could expose our company to serious damage.

Who must follow this Code?

All employees worldwide who work for BNY Mellon or an entity that is more than 50 percent owned by the company must adhere to the standards in our Code. No employee is exempt from these requirements, regardless of the position you hold, the location of your job or the number of hours you work. If you oversee vendors, consultants or temporary workers, you must supervise their work to ensure their actions are consistent with the key principles in this Code.

Waivers of the Code for Executive Officers

Waivers of the Code are not permitted for any executive officer of BNY Mellon, unless the waiver is made by the company’s Board of Directors (or a committee of the Board) and disclosed promptly to shareholders. Individuals who are deemed to be “executive officers” of BNY Mellon will be notified as appropriate.

Q & A

Q: I work outside of the U.S. Do U.S. laws apply to me?

A: BNY Mellon does business all over the world, which means that you may be subject to laws of countries other than the one in which you live. You must follow those laws that apply to your business duties, wherever you work. BNY Mellon is the parent of our operating companies and is incorporated in the U.S., so U.S. laws may apply to certain business activities even if they are conducted outside of the US. The reverse may also be true — other countries may apply their laws outside of their boundaries. If you have questions about the laws that apply to your business activity, ask your manager or contact the Legal representative who supports your line of business.

What is expected of employees?

You’re responsible for contributing to our culture of Doing What’s Right by knowing the rules that apply to your job. This includes company policies, procedures, laws and regulations governing the country and businesses in which you work. Some lines of business may have more restrictive policies and procedures, and certain countries may have laws that are unique to a location. In these situations, you’re expected to follow the more restrictive rules.

You’re expected to ask your manager if you have questions about performing your job. If you do not get an adequate response, it’s your duty to keep asking until you get a satisfactory answer. You must question any request that does not comply with company policies, laws or regulations, or is inconsistent with our Code of Conduct.

No manager or leader in our company can ask you to violate a law or regulation, or to act in a manner inconsistent with our Code of Conduct. You should challenge any such request and alert appropriate individuals.

Identifying and managing risk is the responsibility of every employee. You’re required to adhere to the established internal controls in your area of responsibility and promptly elevate all risk, compliance and regulatory concerns to your manager.

You’re expected to comply with applicable laws and regulations and follow this Code, including the spirit of its intent. The penalty for violating any provision may be disciplinary action up to and including dismissal. If you violate a criminal law applicable to the company’s business, the matter will be reported to the appropriate authorities.

You are required to use CODE RAP (Code Reports and Permissions) to report or obtain approval for certain activities that are noted throughout the Code of Conduct and various company policies (e.g., gifts, entertainment and certain outside employment or positions). CODE RAP is a web-based system which you can learn more about by visiting MySource, the company’s intranet site. If you need assistance or do not have access to a PC, ask your manager for help.

You’re obligated to comply fully with our Code of Conduct and may be required to certify your compliance with the Code. You will be notified of any required certifications.

Q & A

Q: What is my role in managing risk?

A: Each employee plays an important role in managing risk when you:

• Perform your job with integrity and in compliance with policies, procedures and the law

• Adhere to the controls established for your business

• Ask questions if instructions are not clear or if you are unsure of the right thing to do

• Escalate issues immediately to your manager (e.g., an error, a missed control, wrongdoing or incorrect instructions)

Doing What’s Right means being accountable for your own and your team’s actions, and being willing to take a stand to correct or prevent any improper activity or a business mistake.

Cooperating with Regulatory Agencies

All employees are required to cooperate with regulators. Your communications with regulatory personnel are expected to be responsive, complete and transparent. Any commitments you have made in response to exam findings and any responses to regulatory information requests are to be completed within the agreed time frame. You must notify your manager immediately should situations arise that make it unlikely that you will meet the agreed upon commitments. In addition, your compliance officer should be advised of any delays in meeting regulatory commitments.

What is expected of managers?

Those who manage or supervise others have a special obligation to set an example in Doing What’s Right. Some of the ways you’re expected to demonstrate this leadership include:
• Creating a culture of risk management, compliance and ethics,
• Considering risk in all your decision making,
• Reinforcing with your staff the importance of early identification and escalation of potential risks to the appropriate managers,
• Ensuring employees have the relevant resources to understand their job duties,
• Monitoring compliance with the Code of Conduct, company policies and procedures of the employees you supervise,
• Fostering an environment in which employees are comfortable raising questions and concerns without fear of retaliation,
• Reporting instances of non-compliance to the proper management level,
• Taking appropriate disciplinary action for compliance and ethics violations, and
• Reviewing the Code of Conduct no less than annually with your staff.

Managing risk as a manager
As a manager, you must always consider risk in your decision making. You are required to understand fully the risk, compliance and regulatory issues that may impact the areas you serve. You are required to escalate any concerns immediately to the appropriate management level to ensure the requisite attention is given to the matter. In addition, any corrective measures must be implemented timely, thoroughly and in a sustainable manner.

Responsibility to ask questions and report concerns
You are required to speak up immediately if you have a question or concern about what to do in a certain situation or if you believe someone is doing — or about to do — something that violates the law, company policy or our Code of Conduct. If you have a genuine concern, you must raise it promptly.

Q & A

Q: Where do I go for help if I’m uncomfortable talking to my management?

A: You can contact the Ethics Help Line or the Ethics Hot Line. The contact information is located in the Code of Conduct, on MySource and on the company’s public Internet site.

Q & A
Q: Can I report a concern anonymously?

A: Yes, you can report your concern to the Ethics Help Line or Ethics Hot Line anonymously if you wish.

If you have a question or concern, your manager is usually a good place to start.
Other people you may go to for help or advice are:
• Your manager’s manager
• Your line of business Compliance officer
• Someone in the Human Resources or the Legal department

You must speak up. If your concern is not addressed, raise it through other channels. You can always contact the Ethics Office through the Ethics Help Line or Ethics Hot Line.

You can also visit the Doing What’s Right section of the Compliance and Ethics page on MySource for more information on reporting an issue or incident.

What happens when a concern is reported?
When you report a concern to the Ethics Help Line or Ethics Hot Line, your concerns will be taken seriously and investigated fully. Be prepared to give detailed information about your concern. You can choose to be anonymous if you want. Your confidentiality will be protected to the fullest extent possible and every effort will be made to quickly resolve your concern.

These reporting mechanisms are meant to be used only when you have a genuine concern that something is wrong. You will not be provided protection for your own misconduct just because you filed a report or if you knowingly give a false report.

Zero tolerance for retaliation
Anyone who reports a concern or reports misconduct in good faith, and with the reasonable belief that the information is true, is demonstrating a commitment to our values and following our Code of Conduct. The company has zero tolerance for acts of retaliation. Zero means zero. No one has the authority to justify an act of retaliation. Any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal.

Cooperating with an investigation
You’re required to cooperate with any investigation into alleged violations of our Code of Conduct, laws, regulations, policies or procedures, and are expected to be truthful and forthcoming during any investigation. This includes situations where you are an involved party, a witness, or are asked to provide information as part of an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation may be subject to any level of disciplinary action up to and including dismissal.

Remember, investigations are confidential company matters. To protect the integrity of the investigation, you are not allowed to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with other employees or the public.

At the same time, this requirement for confidentiality does not prohibit you from reporting legal violations to any governmental or regulatory body or official(s) or finance-related self-regulatory organization (collectively, “Governmental Authorities”), and you may do so either during or after your employment without notice to the Company. Furthermore, no BNY Mellon policy or agreement is meant to prohibit you from doing so, or from participating in any benefits involved in such reporting. The only restriction in this regard is that you are not authorized to disclose information covered by the Company’s attorney-client privilege.

Direct Communication with Government and Regulatory Authorities
The confidentiality of our information and the protection of that information is a theme that recurs several times in this Code and in many of our policies. However, nothing in this Code, in those policies, or in any agreement with BNY Mellon is meant to prohibit you from:
• initiating communications directly with, cooperating with, providing relevant information to or otherwise assisting in an investigation by any Governmental Authorities regarding a possible violation of law;
• testifying, participating or otherwise assisting in an action or proceeding by a Governmental Authority relating to a possible violation of law; or
• participating in any benefits for information provided to Government Authorities in the manner described in the first or second points above.

You are permitted to report in this manner both during and after your employment here irrespective of any confidentiality agreements you may have signed or policies in place during your employment and without providing notice to the Company. The only restriction is that you are not authorized to disclose information covered by the Company’s attorney-client privilege.

Communication of Trade Secrets to Government and Regulatory Authorities
While the Code prohibits you from revealing “trade secrets” outside of the Company, you may do so without facing criminal or civil liability if:
• the material is revealed in confidence solely for the purpose of reporting or investigating a suspected violation of law to a Federal, State, or local government official, either directly or indirectly, or to an attorney; or
• the material is revealed in a complaint or other document filed under seal in a lawsuit or other proceeding.  Note that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his/her attorney and may use the trade secret information in the court proceeding. In such cases, trade secret information must be filed under seal, and it may be disclosed only under a court order.

It’s your obligation to Do What’s Right.

Respecting Others

We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.

Key Principle: Respecting Others

Mutual respect and professional treatment

Harassment-free environment

Safety and security

Managers’ responsibilities

Key Principle: Respecting Others

Mutual respect and professional treatment

One of our values is Teamwork and nothing damages a team more quickly than a lack of mutual respect. For our company to be successful, we all must work together toward common goals. Employees and managers share a mutual responsibility to keep one another informed of any information that may be important to job performance and to understanding the organization. You’re expected to treat your fellow employees professionally — it’s what we owe each other in the workplace.

The company recognizes your right to form personal relationships with those you meet in the workplace; however, you’re expected to use good judgment to ensure your personal relationships do not negatively affect your job performance or interfere with your ability to supervise others. Favoritism, open displays of affection and making business decisions based on emotions or personal relationships are inappropriate.

Situations that involve borrowing money, or making loans between employees, or between one employee and a family member of another employee must be avoided, unless it is of an incidental nature involving a minimal amount of money. Managers should be particularly sensitive to situations involving lending money to those who report to them and avoid these workplace situations.

(Reference: Gifts, Entertainment and Loans from One Employee to Another)

Q & A

Q: I asked a question in a staff meeting and the response I received was offensive — several people laughed at me and I was mortified. What should I do?

A: The response you received was inappropriate. Healthy communication can only occur in environments where different opinions can be expressed and respectful debate occurs. It’s okay to disagree with a colleague.  However, it must be done in a professional and respectful way. Talk to the person who made the remark. If you feel uncomfortable doing so, speak with your manager or Human Resources.

Key Principle: Respecting Others

Similarly, gifts and entertainment between employees (including family members of another employee) can create conflicts. Company policy places limits on the amounts that are permissible and amounts above those established limits require approval via CODE RAP.

(Reference: Gifts, Entertainment and Loans from One Employee to Another)

Managers must also be aware of situations where family members or close personal friends may also work at BNY Mellon. The company prohibits any work situations where there is a direct reporting relationship between family members. In addition, wherever possible, situations should be avoided that involve family members working in the same business unit at the same location, or family members working in positions where they can jointly control or influence transactions. Senior executives must be aware that there are restrictions on hiring family members. If you encounter such a situation or are aware of one, you should contact Human Resources for guidance.

(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household)

Harassment-free environment

BNY Mellon will not tolerate any form of harassment or discrimination. Harassment can be verbal, physical or include visual images where the effect creates an offensive atmosphere. It can take many forms and includes jokes, slurs and offensive remarks, whether delivered verbally, graphically or in electronic media, including e-mail.

Harassment also includes disrespectful behavior or remarks that involve a person’s race, color, sex, age, sexual orientation, gender identity, religion, disability, national origin or any other legally protected status. Certain local laws or regulations may provide additional protection for employees, so check with Human Resources or the Legal department in your local area if you have questions.

Some countries have specific laws concerning sexual harassment that include:
• Intentional or unintentional, unwelcome sexual advances with or without touching
• Coerced sexual acts
• Requests or demands for sexual favors
• Other verbal or physical conduct of a sexual nature

Our commitment to a harassment-free environment applies in all work-related settings and activities, whether on or off company premises, and extends to employees’ actions toward clients and vendors.

Harassment of any kind will not be tolerated in the workplace.

Q & A

Q: A colleague makes comments about my appearance that make me feel uncomfortable. I’ve told my colleague that I don’t like these comments, but they continue and I’m told I’m too sensitive. What am I supposed to do?

A: You should talk to your manager and ask for help. If you do not feel comfortable talking to your manager, talk to Human Resources or call the Ethics Help Line or Ethics Hot Line.

Key Principle: Respecting Others

Safety and security

BNY Mellon is committed to establishing and maintaining safe and healthy working conditions at all locations and to complying with laws that pertain to employee workplace safety. Listed below are some of the principles of maintaining a safe and secure workplace:

• You must contribute to maintaining a workplace free from aggression. Threats, intimidating behavior or any acts of violence will not be tolerated.

• You may not use, possess, sell or transfer illegal drugs on company property. In addition, you won’t be permitted to work if you’re using illegal drugs or impaired by alcohol.

• You may not bring weapons onto company property. This includes weapons used for sporting purposes or otherwise legal to possess. Weapons of any kind have no place in the work environment.

• You should be alert to individuals who are on company premises without proper authorization. Make sure you observe all physical access rules in your location and report incidents of unauthorized entry to your manager or to security personnel.

(Reference: Company Identification Card Issuance; Display and Use of Company Identification)

Q & A

Q: I have reason to believe that a colleague is coming to the office intoxicated. What should I do?

A: You should notify your manager immediately. If you’re uncomfortable discussing this with your manager, contact Human Resources.

Managers’ responsibilities

As part of a worldwide financial services organization, managers have a special responsibility to demonstrate our values through their actions. Managers must foster an environment of integrity, honesty and respect. This includes creating a work environment that is free from discrimination, harassment, intimidation or bullying of any kind. This type of behavior will not be tolerated and is inconsistent with our values and the Code of Conduct.

Managers also must ensure that all aspects of the employment relationship are free from bias and that decisions are based upon individual performance and merit.

It’s your obligation to Do What’s Right.

Key Principle: Avoiding Conflicts

Avoiding Conflicts

We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.

Gifts and entertainment

Outside employment and business dealings

Outside service as a director, officer or general partner

Ownership of an outside business

Fiduciary appointments

Personal investment decisions

Dealing with family and close personal friends

Corporate opportunities

Key Principle: Avoiding Conflicts

Overview

The way we conduct our daily business dealings with clients, suppliers, vendors and competitors determines our reputation in the marketplace far more than any other actions we take. Each one of us contributes to BNY Mellon’s reputation. You’re expected always to act in a way that reflects our commitment to integrity and responsible business behavior.

A conflict of interest is any situation where your interests, and the company’s interests or the interests of our clients appear to be in opposition. When you’re in such a situation, it may be difficult to objectively fulfill your job duties and your loyalty to the company or to our clients and may be compromised — or appear to be compromised. Every business decision you make should be in the best interests of the company and our clients and not for your own personal gain or benefit. So you may not engage in any activity that creates, or even appears to create, a conflict of interest between you and BNY Mellon or its clients. You should not take any business action, including any loan or guarantee, for your personal benefit, or to benefit a relative or close friend at the expense of the company’s or a client’s best interests.

If you believe you have a conflict of interest, or may be perceived to have such a conflict, you must disclose this to your Compliance Officer or to the Ethics Office. You’re expected to cooperate fully with all efforts to resolve any such conflict. The routine activities on the following pages can give rise to an actual or perceived conflict of interest.

(Reference: Business Conflicts of Interest)

Even if the conflict does not create an improper action, the appearance of a conflict of interest can be equally damaging to our reputation.

Key Principle: Avoiding Conflicts

Gifts and entertainment

Our clients, suppliers and vendors are vital to BNY Mellon’s success. That’s why it’s imperative that these relationships remain objective, fair, transparent and free from conflicts. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if your ability to exercise sound business judgment becomes blurred. To prevent misunderstandings, it’s recommended that, at the beginning of the business relationship, you discuss with your clients, suppliers and vendors what is permissible under our Code.

Fundamentally, interactions with existing or prospective clients, suppliers and vendors are business relationships that should be treated accordingly. The inappropriate giving or receiving of gifts and entertainment can erode the distinction between a business and a personal relationship. An appropriate benchmark is whether public disclosure of any gift or entertainment you accept or give would embarrass you or damage BNY Mellon’s reputation.

If your judgment begins to be influenced inappropriately by a close relationship with a client, supplier or vendor, then you have crossed the line and you should remove yourself from that relationship.

Q & A

Q: My line of business is considering asking a local vendor that we use from time to time to donate small gifts to a local charity. Since we’re not getting anything of value, can we assume this is allowable?

A: No. This is inappropriate. Asking vendors or suppliers to donate gifts, even if nominal in amount and for a charitable purpose, gives the impression that they must honor our request to continue doing business with the company.

The basic principle is that no gift or entertainment may be accepted or provided if it obligates you, or appears to obligate you, to the individual receiving or giving the gift or entertainment. Gifts and entertainment should be defined in the broadest sense to include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, corporate tickets, company sponsored events, food, drink, and any similar items.

In addition to the rules noted on the next page that apply across the company, certain lines of business may have more restrictive rules and requirements. You are expected to know and follow the more rigorous standards that may apply to your job or your location.

The following are NOT allowed, regardless of the value:

• Accepting or giving anything as a “quid pro quo”, that is for doing something in return for the gift or entertainment,

• Accepting or giving cash or cash equivalents (e.g., checks, cash convertible gift certificates or cards, securities and loans),

• Accepting or giving a gift or entertainment that violates any law or regulation or brings harm to BNY Mellon’s reputation,

• Accepting or giving anything that could be viewed as a bribe, payoff or improper influence,

• Accepting or giving a gift or entertainment that violates any standard of conduct for your profession, especially if you hold a license or a certification,

• Using your position in any way to obtain anything of value from prospective or existing clients, suppliers, vendors or persons to whom you refer business,

• Providing entertainment that is lavish or too frequent for an existing or prospective client, vendor or supplier,

• Participating in any entertainment that is inappropriate, sexually oriented or inconsistent with ethical business practices,

• Accepting gifts or entertainment from, or giving them to, any vendor or supplier during the selection or sourcing process, whether or not you are the primary relationship manager or involved directly in the negotiation to secure the products or services,

• Participating in any action that would cause the other person to violate their own company’s standards for gifts and entertainment, and

• Providing gifts or entertainment to an existing or prospective client, supplier or vendor not recorded properly in the company books and records.

Q & A

Q: I am vacationing in the Caribbean and my client has a home on the island that I’m visiting. She’s been asking me to stay in her home. I’ll make sure we discuss business and I may even be able to get some business referrals from her friends. There won’t be any expense to BNY Mellon. Can I stay in the client’s home?

A: No. Staying in a client’s home is inappropriate. Your client is a business associate, not a personal friend. This type of entertainment could be viewed as improper and could bring harm to the company’s reputation if disclosed to the public. The fact that the company is not paying for any expenses is not relevant. You should thank the client for the kind suggestion, explain our policy and politely decline the offer.

Key Principle: Avoiding Conflicts

The following require express preapproval or reporting via CODE RAP before you proceed. Approval is required whether you’re the recipient of the gift or entertainment, or you’re providing such to a client, vendor or supplier:

• Accepting a gift or bequest under a will or trust document of a client of BNY Mellon, regardless of the amount,

• Attending special, high-profile events, such as World Cup matches or Super Bowl games, regardless of the stated amount on the tickets,

• Giving or receiving any gift or entertainment that exceeds amounts permissible in company policy (entertainment includes meals, refreshments or other accommodations, but should only be considered business entertainment if given in connection with a legitimate business meeting), and

• Giving gifts or entertainment to any U.S. government employee/entity (U.S. or non-U.S.)
– The laws surrounding gifts or entertainment to government officials are complex, so you should ask your manager for assistance or contact the Anti-Corruption and Government Contracting Unit of Compliance with questions.

The following are usually acceptable, but you should raise questions if you’re in doubt:

• Gifts based upon obvious family or long-standing, personal relationships (such as those between you and your parents, children, spouse or a childhood friend), where the circumstances make it clear that those relationships are the motivating factor for the gift, rather than the business relationship,

Q & A

Q: I’m worried about the impression my office is giving to the community. We host what I consider to be lavish parties for prospective clients and some people seem to be constantly “entertaining” clients. Should I be worried?

A: It depends. It could be that your colleagues are engaging in legitimate business entertainment. It’s possible that the entertainment complies with the Code of Conduct and company policies, and you may not have all the facts. You should talk to your manager or the next level of management about your concern. If you’re uncomfortable doing this or you get an unsatisfactory answer, contact the Ethics Help Line or the Ethics Hot Line to report your concern.

• Gifts of a nominal value (under $200 U.S. or local equivalent), but only if the gift is given in connection with a commonly recognized event or occasion (e.g., holiday, job event such as a promotion or retirement, life event such as a wedding, or a business event such as a conference, sports or cultural event). Even in these situations, you must report the gift or entertainment to your direct manager,

• Promotional items of a nominal value, such as pens, calendars, paperweights,

• Items with little intrinsic value, such as plaques, certificates and trophies recognizing service and accomplishments for civic, charitable, educational or religious organizations,

• Discounts or rebates on merchandise or services that do not exceed those available to the general public or available to you as an employee of the company, and

• Loans from other financial institutions, so long as they are on customary terms for legally permissible purposes.

If you receive a gift not in compliance with these requirements, you must immediately return the gift to the sender. If appropriate, you should send a letter explaining the company’s policy or your business line’s policies.

(Reference: Gifts, Entertainment and Other Expenses to Commercial Clients, Suppliers or Vendors Policy and Anti-Corruption Policy)

Outside employment and business dealings

Certain types of outside employment or business dealings may cause a conflict of interest or the appearance of a conflict. It’s your responsibility to recognize these situations. Any activity that diminishes your ability to perform your job duties objectively, benefits you at the expense of BNY Mellon, competes with any business or service provided by the company, or has the potential to damage our reputation will not be permitted.

Certain types of outside employment or business dealings may not be accepted while employed by BNY Mellon, including:

• Employment or association with companies or organizations that prepare, audit or certify statements or documents pertinent to the company’s business,

• Employment with clients, competitors, vendors or suppliers that you deal with in the normal course of your job duties, and

• Any business relationship with a client, prospect, supplier, vendor or agent of the company (other than normal consumer transactions conducted through ordinary retail sources).

Q & A

Q: A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict?

A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your compliance Officer or the Ethics Office for guidance.

Key Principle: Avoiding Conflicts

Certain types of outside employment and business dealings require approval from the company before acceptance. You must seek approval via CODE RAP. Depending upon your job duties or other regulatory requirements, your request may be denied or limits may be placed upon your activities. The following positions require approval:

• Employment involving the use of a professional license even if that license is not required for you to perform your current duties (e.g., FINRA, real estate, insurance, certified accountant and attorney),

• Employment involving providing tax advice or tax return preparation,

• Any type of employment in the financial services industry,

• Employment that could compete with the company or divert business opportunities in any way,

• Any position that is similar in nature to your present job duties and involves a “knowledge transfer” to the other organization,

• Jobs that adversely affect the quality of your work, distract your attention from your job duties or otherwise influence your judgment when acting on behalf of the company,

• Employment of any kind that would negatively impact the company’s financial or professional reputation,
and

• Serving as an expert witness, industry arbitrator or other similar litigation support that is unrelated to BNY Mellon, as these activities generally take a significant amount of time and have the potential to create conflicts of interest (e.g., taking a position that is contrary to company policies or procedures or otherwise conflicts with the interests of our clients).

Even if your outside employment is approved or permissible under the Code, you may not solicit employees, clients, vendors or suppliers, nor may you utilize the company’s name, time, property, supplies or equipment. All approvals granted for outside employment expire after one year. Annual re-approval via CODE RAP is required since facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

Outside service as a director, officer, general partner, political appointment or elected position

You must obtain prior approval before you serve as a board member, officer or general partner of the following:

• All for-profit companies, and
• Non-profit entities, where any of the following circumstances exist:

– There is a client, business or financial relationship between the entity and BNY Mellon, including receiving charitable contributions, grants or foundation money.
– The entity is a trade or industry organization (e.g., Financial Industry Regulatory Authority or the Chartered Financial Analyst Institute).
– You receive any type of compensation (e.g., cash, securities, goods, services).
– You have been asked by BNY Mellon to serve the organization.
– The entity is any type of government agency or your position is considered to be a public official (whether elected or appointed).

You may not serve until you have full approval from BNY Mellon as required by policy and documented in CODE RAP. If you are compensated, you may be required to surrender the compensation if there is a potential conflict of interest or you’re serving the outside entity on behalf of BNY Mellon. Annual re-approval via CODE RAP is required as facts and circumstances may change, so you may not be given permission to serve every year.

Even if the service does not require approval, you must notify BNY Mellon of any anticipated negative publicity, and you must follow these guidelines while you serve:

• Never attempt to influence or take part in votes or decisions that may lead to the use of a BNY Mellon product, service or other type of benefit to the company; the entity records must reflect that you abstained from such a vote or discussion.

• You must ensure the entity conducts its affairs lawfully, ethically, and in accordance with prudent management and financial practices. If you cannot, then you must resign.

(Reference: Accepting Compensation When Serving as a Board Member or Senior Officer of an Outside Entity)

Q & A

Q: I’ve been asked to sit on the board of a local non-profit group. They use our Wealth Management group to manage their charitable giving program. I don’t have any business dealings with the non-profit group and don’t work in Wealth Management. Do I have to report this?

A: Yes. The non-profit entity is a client of BNY Mellon. It does not matter which line of business has the client relationship, or whether or not you have any business dealings with the group. You must submit a CODE RAP form and receive approval before you agree to serve.

Key Principle: Avoiding Conflicts

Ownership of an outside business
If you own a business (either as a sole proprietor or partial owner), you must seek approval for this ownership via CODE RAP. You’ll be required to provide pertinent details, such as any relationship with BNY Mellon (including employees), any compensation/payment received, time required and potential conflicts of interest (actual or in appearance). Annual re-approval via CODE RAP is required as facts and circumstances may change.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

Fiduciary appointments

Fiduciary appointments are those where you act as a trustee, executor, administrator, guardian, assignee, receiver, custodian under a uniform gifts to minors act, investment adviser, or any capacity in which you possess investment discretion on behalf of another or any other similar capacity. In general, you’re strongly discouraged from serving as a fiduciary unless you’re doing so for a family member. All requests to serve as a fiduciary, with the exception of serving for a family member who is not a BNY Mellon client, requires approval through CODE RAP.

If there is a client relationship, there may be restrictions or controls placed on your service, or you may be denied the ability to serve in such a fiduciary capacity. In all situations where you’re acting as a fiduciary, you must follow these guidelines:

• Do not represent that you’re performing the same professional services that are performed by a bank, or that you have access to such services,
• Do not accept a fee for acting as a co-fiduciary with a bank, unless you receive approval from the board of directors of that bank, and
• Do not permit your appointment to interfere with the time and attention you devote to your BNY Mellon job duties.

Personal investment decisions

Your personal investments, and those of certain family members, could lead to conflicts of interest. Therefore, you’re required to comply with the company’s Personal Securities Trading Policy, including adhering to the restrictions placed on trading in BNY Mellon securities and a strict prohibition against insider trading.
Certain employees will have additional restrictions placed on their personal investments that may include reporting and pre-clearing various types of securities transactions. You must be familiar with the responsibilities that apply to your job and you’ll be expected to follow those rules.

In addition, if you have (or anyone who reports to you has) responsibility for a client, supplier or vendor  relationship as part of your job duties, you must be cautious about potential investments in that business or its securities, particularly for privately held or thinly traded public companies and ensure your full compliance with the Personal Securities Trading Policy.

(Reference: Personal Securities Trading Policy)

Dealings with family and close personal friends

You should be particularly sensitive to business situations involving family members, household members or close personal friends. In general, a family member or close personal friend should not have any business dealings with you or with anyone who reports to you. This also includes situations where your family members or close personal friends provide an indirect service to a client for whom you have responsibility.

You must disclose any such situation to your manager and your Compliance Officer and cooperate with all efforts to resolve such conflicts.

(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household)

Q & A

Q: A client of mine is considering hiring my wife as his accountant. I did not make the referral to my client. Is this okay?

A: This situation could cause a conflict of interest, and you should contact your manager and your Compliance Officer immediately. If your wife is acting as your client’s accountant, she may be relying upon information BNY Mellon provides on the client’s account. This is a situation that puts you in a potential conflict of interest, so you may be required to resign from the client’s account if he hires your wife.

Q: My son works for a consulting company that BNY Mellon routinely hires for software development. My job does not require that I interact with him and I have no influence or input over the decision to hire the consulting company. Is this okay?

A: It doesn’t appear that there are any conflicts of interest with your son working for the consulting company and your job at BNY Mellon. To be certain, discuss this matter with your manager or your Compliance Officer, so that you can be sure there are no conflicts with this situation.

Key Principle: Avoiding Conflicts

Corporate opportunities

You owe a duty to BNY Mellon to advance its legitimate business interests when the opportunity arises. You and your family members are prohibited from personally benefiting from opportunities discovered through the use of company property or information that you directly or indirectly obtained through your position at BNY Mellon.

Your actions must not compete in any way with businesses the company engages in, and you may neither ask for, nor accept, a business opportunity that may belong to BNY Mellon or could appear to belong to it.

You may not give legal, tax, investment or other professional advice to clients, prospects, vendors or suppliers of the company, unless this activity is part of your regular job responsibilities. You must also be cautious if clients, prospects, suppliers or other employees seek your guidance or your recommendation of a third party professional who provides these services, such as an attorney, accountant, insurance broker, stock broker, or real estate agent.

If you make such a recommendation, you must follow these requirements:

• Provide several candidates and ensure you show no favoritism toward any of them

• Disclose in writing that the recommendations are in no way sponsored or endorsed by the company

• Do not accept any fee (now or in the future), nor may you expect any direct or indirect benefit (e.g., more business from a better relationship) from the recommendation

All transactions with your clients, suppliers or vendors must be handled strictly on an “arm’s length basis”, meaning that the terms of all transactions must not even suggest the appearance of a personal advantage.

It’s your obligation to Do What’s Right.

Key Principle: Conducting Business

Conducting Business
We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.

Fair Competition and Anti-Trust

Anti-Corruption and Improper Payments

Combating Financial Crime an d Money Laundering

Key Principle: Conducting Business

Fair Competition and Anti-Trust

BNY Mellon is committed to fair dealing with our clients, suppliers, competitors and employees. The company is also committed to open competition as we believe this benefits our clients, the company and the community at large. We compete vigorously but only in full compliance with the laws and regulations of the numerous jurisdictions in which we do business, and in the spirit of honesty and integrity.

All BNY Mellon entities must comply with the various “fair competition” and “fair dealing” laws that exist in many countries and “anti-trust” laws in the U.S. The general purpose of these laws is to protect the markets from anti-competitive activities. Some examples of such anti-competitive activities are those that involve entering into formal or informal agreements, whether written or oral, with competitors regarding:

• Fixing prices or terms, or any information that impacts prices or terms,

• Allocating markets, sales territories or clients, including sharing marketing plans or strategic documents,

• Boycotting or refusing to deal with certain suppliers, vendors or clients (unless required by a law or governing body, such as the Office of Foreign Assets Control), and

• Making the use of a product or service from a supplier or vendor conditional upon their use of our services or products.

The principles of fair dealing require us to deal fairly with our clients, suppliers, competitors and employees. Unfair advantage may not be taken through:

• Manipulation,

• Concealment,

• Abuse of privileged information,

• Misrepresentation of material facts, or

• Any other unfair-dealing practices.

Q & A

Q: A close friend works for a competitor of BNY Mellon. We sometimes talk about the challenges we have in marketing certain products and bounce ideas off one another. Is this a problem?

A: Yes. You’re discussing confidential information that belongs to the company. You may also be violating anti-trust or anti-competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the company.

Key Principle: Conducting Business

The competition and anti-trust laws are many and complex, so if you have any question as to whether a particular activity is legal or in compliance with the spirit of these laws, you should contact a member of the Legal department. The following points reinforce the significance and complexity of these laws:

• The laws can vary within the same country or organization. For example, several states within the U.S. have fair competition laws, in addition to the federal anti-trust laws. Likewise, within the EU, individual countries may have laws that apply in addition to EU laws,

• The laws of certain countries may apply to conduct that takes place outside of that country (e.g., the U.S. and EU),

• Violations of these laws typically carry harsh penalties. Most permit significant monetary penalties for both the company and the individual employee, and some permit convicted individuals to be imprisoned,

• Meetings at professional gatherings, trade associations or conferences are particularly vulnerable to potential violations. If you’re involved in any discussion with a competitor that begins to suggest anti-competitive or anti-trust activity, or gives the appearance of this kind of activity, you must inform the competitor that the discussion must cease. If it does not, you must remove yourself from the group. Immediately report the incident to the Legal department to protect both you and the company, and

• Many countries’ competition laws have provisions that make it illegal to monopolize or to abuse a dominant position in a market. You should check with the Legal department if you’re a senior manager of a business and have concern about these issues.

Complying with fair competition and anti-trust laws also means that you may not use information or materials that belong to our competitors. This includes using information that a former employee of a competitor may bring with them to BNY Mellon. We succeed in the marketplace based on our own merits and do not engage in corporate “espionage” or unethical means to gain advantage on the competition. You’re expected to comply fully with the letter and the spirit of all fair competition and anti-trust laws.

Anti-Corruption and improper payments

Most countries in which we do business have laws that prohibit bribes to governments, their officials and commercial (non-government) clients. The term “officials” can be applied broadly to include officials of political parties, political candidates, employees of governments and employees of government-owned businesses. BNY Mellon employees are subject to the Foreign Corrupt Practices Act and the UK Bribery Act. You must comply with these laws regardless of the line of business in which you work or your country of residence.

Any attempt to pay or offer money or anything of value to influence the actions or decisions of such officials may result in a violation of the above-referenced laws. Violation of these laws is a serious offense which can lead to significant penalties for the company and for you individually. You’re required to comply fully with the Company’s Anti-Corruption Policy and adhere to all associated rules including the following:

 • Do not offer or give anything of value (including gifts, meals, entertainment or other benefits) to a U.S. or non-U.S. “official” to obtain or retain business or secure any improper advantage.

Note in particular that “things of value” may include jobs or internships or offers thereof. Company Policies require that any and all candidates for employment (whether permanent, limited duration or as an intern) proceed through the formal HR recruiting process. You must not engage in informal recruiting, hiring or hiring discussions outside of the formal HR recruiting process. In addition, “things of value” may also include consulting, contractor or temporary work assignments at BNY Mellon, whether or not a third party employment staffing agency is involved. You must adhere to all internal controls applicable to such arrangements.

• Do not agree to hire or exert any influence in the hiring of any client or potential client or any relative or other person in whom the client or potential client may be interested,

• Do not accept or present anything if it obligates you, or appears to obligate you and ensure that all hospitality, entertainment and gifts are in accordance with applicable corporate policies and preceded by all required internal approvals,

• Do not attempt to avoid laws by making payments through third parties: be cautious when selecting or dealing with agents or other third-party providers,

• Never make any payment that you do not record on company books and records, or make misleading accounting entries,

• Seek guidance when circumstances are unclear or you’re asked to make or approve a payment or take any other action that makes you uncomfortable, and

• Report any observations of others engaging in any behavior that you believe is improper.

(Reference: Anti-Corruption Policy)

Key Principle: Conducting Business

Combating financial crime and money laundering
Money laundering is the process by which individuals or entities attempt to conceal unlawful funds or otherwise make the source of the funds appear legitimate. As a member of the financial services community, you have a special obligation to support law enforcement throughout the world to combat various types of financial crime, such as attempts to launder money for criminal activity and finance terrorist operations. You’re expected to comply fully with all anti-money laundering laws and only conduct business with reputable clients involved in legitimate business activities that use funds derived from lawful purposes.

It is critical to the health of the company that every employee adheres to the company’s strict “know-your-customer” policies. In addition to our global policies, individual lines of business have detailed policies and procedures that address unique requirements and circumstances. You’re expected to know those procedures and follow them. Ask your manager for guidance. Knowing your customer means following established customer identification protocols for your business line, validating that the individual or entity, and the source of their funds, is legitimate.

Q & A

Q: A longtime client started a new company that purchases medical equipment for a facility in the Middle East. The payments are made via wire transfers from an account of another company she owns in the Cayman Islands. The bank account of the Cayman Island company is located in a European country. Should I be concerned?

A: Yes. Transferring funds to or from countries unrelated to the transaction, or transfers that are complex or illogical is a significant red flag. You’re obligated to file an Incident Report no later than 72 hours from the time you identify the activity as suspicious.

Failing to detect suspicious transactions or doing business with any person or entity involved in criminal or terrorist activities puts the company and you at serious risk. Accordingly, the company will not tolerate any circumstance where an individual or business unit circumvents anti-money laundering policies or procedures or fails to report suspicious activity. No amount of revenue and no client relationship are worth the risk of doing business with those involved in criminal or terrorist activity. If you suspect or detect any suspicious activity, you must file an Incident Report as soon as possible, and no later than 72 hours after detection. No manager or executive has the authority to suppress such reports.

(References: Global Anti-Money Laundering/Know-Your-Customer Policy; Anti-Money Laundering Training Policy; Policy on Identifying, Investigating, and Reporting Fraud, Money Laundering etc.)

It’s your obligation to Do What’s Right.

Key Principle: Working with Governments

Working with Governments

We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.

Your Obligations

Basic Principles

Key Principle: Working with Governments

Your Obligations

BNY Mellon conducts business with national and local governments and with government owned entities.
While you must always follow the standard of Doing What’s Right with any client, you should be aware that there are special rules when doing business with a government. Some practices that are acceptable when a private company is your client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of law, when working with governments.

If you’re involved in any part of the process of providing services to a government entity, you have a special obligation to follow the basic principles in this section of the Code. These principles also apply in circumstances where you may be supervising the work of third parties in support of a government client (e.g., consultants, contractors, temporary workers or suppliers).

If you’re a manager or recruiter who has responsibility for hiring decisions, you may have additional, unique requirements. For example, certain jurisdictions, such as the U.S., have laws concerning employment discussions and the hiring of former government officials and their family members or lobbyists. Check with your local Human Resources representative or the Legal department in such circumstances to be sure you’re following requirements of the law.

Q & A

Q: I have clients in a country where some businesses have been “nationalized” and are now owned and run by the state. Are the people I deal with in these circumstances considered to be officials of the government?

A: You should assume the answer is yes. The laws can be complicated, so contact the Legal department for guidance.

Q: I’m hosting a dinner for a few of the larger clients in my region. One of the clients I was going to invite is the representative for the account we manage for the State of New Jersey. Do I have to notify anyone?

A: Yes. You may not proceed until you’ve received approval via CODE RAP from the Anti-Corruption and Government Contracting Unit of Compliance.

Key Principle: Working with Governments

Basic principles

• Know the restrictions or limitations on presenting and receiving hospitality.
– Do not offer or accept gifts to or from representatives of governments that do not comply with company policies,
– Never accept or offer anything of value meant to induce or influence government employees or officials as this gives the appearance of a bribe, and
– Don’t “tip” government officials or offer “inducement” payments.
– Do not accept or present anything if it obligates you, or appears to obligate you.

• Observe a “higher standard of care.”
– Never destroy or steal government property,
– Don’t make false or fictitious statements, or represent that agreements have been met if they haven’t,
– Don’t deviate from contract requirements without prior approval from the government, and
– Never issue invoices or charges that are inaccurate, incorrect or unauthorized.

• Cooperate with government investigations and audits.
– Don’t avoid, contravene or otherwise interfere with any government investigation or audit, and
– Don’t destroy or alter any company documents (whether electronic or paper) in anticipation of a request for those documents from the government.

It’s important to note that in addition to the basic principles above, if your client is a U.S. federal, state or local government, there are very specific legal requirements and company policies that you must follow. These obligations apply to all businesses that deal with U.S. federal, state or local entities or officials, regardless of the location or the line of business providing the service, even in locations outside the U.S.

(References: Doing Business with the Government; Government Contracts; Gifts, Entertainment and Payments to Governments)

It’s your obligation to Do What’s Right.

Key Principle: Protecting Company Assets

Protecting Company Assets

We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.

Financial Integrity

Additional Standards for Senior Financial Professionals

Use of Company Assets

Protecting Client and Employee Records and Observing Our Privacy Principles

Records Management

Use of Computers, Systems and Corporate Information

Inside or Proprietary Information

Key Principle: Protecting Company Assets

Financial Integrity

BNY Mellon is committed to keeping honest, accurate and transparent books and records. You’re expected to follow established accounting and recordkeeping rules, and to measure and report financial performance honestly. Investors count on us to provide accurate information so they can make decisions about our company. All business records must be clear, truthful and accurate, and follow generally accepted accounting principles and laws.

You may not have any secret agreement or side arrangements with anyone — a client, another employee or their family member, or a supplier, vendor or agent of the company.

The financial condition of the company reflects records and accounting entries supported by virtually every employee. Business books and records also include documents many employees create, such as expense diaries and time sheets.

Falsifying any document can impact the financial condition of the company. As a public company, BNY Mellon is required to file reports with government agencies and make certain public statements. Many people and entities use these statements, including:
• Accountants — to calculate taxes and other government fees,
• Investors — to make decisions about buying or selling our securities, and
• Regulatory agencies — to monitor and enforce our compliance with government regulations.

You’re expected to maintain accurate and complete records at all times. Financial integrity is fundamental to our success, and falsification or misrepresentation of any company books, records or reports will not be tolerated.

Q & A

Q: I think a co-worker is submitting reports that indicate she worked overtime that she did not actually work. I don’t want to get anyone in trouble, so what should I do?

A: Reporting hours not worked is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or Human Resources. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Key Principle: Protecting Company Assets

Additional Standards for Senior Financial Professionals

If you’re responsible for the accuracy of the company’s financial filings with regulators, you have a higher duty to ensure your behavior follows the most stringent standards of personal and professional conduct. This includes the Chief Executive Officer, President, Chief Financial Officer, Company Controller, and such other individuals as determined by the General Counsel. Individuals in this group must adhere to the following additional standards:

• Disclose to the General Counsel and Chief Compliance and Ethics Officer any material transaction or relationship that could reasonably be expected to be a conflict of interest,

• Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including information in filings and submissions to the U.S. Securities and Exchange Commission and other regulatory bodies,

• Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be compromised,

• Never mislead or improperly influence any authorized audit or interfere with any auditor engaged in the performance of an internal or independent review of the company’s system of internal controls, financial statements or accounting books and records, and

• Promptly report any possible violation of the company’s Code of Conduct to the General Counsel and Chief Compliance and Ethics Officer.

Use of Company Assets

Company assets include, but are not limited to, company funds, equipment, facilities, supplies, postal and electronic mail, and any type of company-owned information. It also includes your time and the time of those with whom you work — you’re expected to use your time at work responsibly. Company assets are to be used for legitimate business purposes and not for your personal gain. You’re expected to use good judgment to ensure that assets are not misused or wasted.

The company’s name and brand is a vital asset.  To ensure that we maintain the integrity and value of the brand, it is imperative to adhere to the brand guidelines when using the name, logo or any reference to the brand. Details about the brand and brand guidelines are listed at the Brand Center site on MySource.

In addition to keeping within brand guidelines to ensure that the name and brand are used appropriately, the following is another important principle to protect these assets. You should not imply, directly or indirectly, any company sponsorship, unless you have prior and proper approval. This includes refraining from using the company’s name to endorse a client, supplier, vendor or any third party without the approval of Corporate Marketing. You may not proceed with any such use of the company’s name or endorsement without first receiving approval through CODE RAP.

(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Careless, wasteful, inefficient or inappropriate use of any company assets is irresponsible and inconsistent with our Code of Conduct. Any type of theft, fraud or embezzlement will not be tolerated.

Protecting client and employee records and observing our privacy principles

The company is responsible for ensuring the privacy, confidentiality and controlled access to all client and employee information. All of our stakeholders expect us to collect, maintain, use, disseminate and dispose of information only as necessary to carry out responsibilities or as authorized by law.

Nearly every employee in the company has access to private information, so you’re expected to adhere to the following key principles concerning privacy:

• Collection of client and employee information must be controlled. This means that the collection of such information must be permitted under law and only for a legitimate business purpose.

• Storage and transport of all forms of collected client and employee information must be controlled and safeguarded. This means that information collected must be maintained in a secured environment, transported by approved vendors and access provided only to those who need to view the information to perform their job duties.

• Use of client and employee information must be controlled. If the law or company policy provides that the client or employee be given a right to “opt-out” of certain uses of information, then you must respect that right.

• Disposal of client and employee information must be controlled. You should only retain information for the time period necessary to deliver the service or product and in compliance with applicable retention periods. When it’s necessary to dispose of information (regardless of the media on which the information is stored) you must do so in a manner appropriate to the sensitivity of the information.

• Any compromise of client or employee information must be reported. If you’re aware of or suspect that client or employee information has been lost, stolen, missing, misplaced or misdirected, or that there’s been unauthorized access to information, you must immediately report the matter through the company’s incident reporting process.

Know how to protect records and make sure to follow company policies at all times. The loss of any protected data can be extremely harmful to the company financially and damage our reputation.

(Reference: Information Privacy Policy, Corporate Information Protection Policy)

Q & A

Q: As part of my group’s job duties, we’re able to view the accounts of wealthy clients. I overheard one of my colleagues talking to his brother on the phone about the balance in a client’s account that happens to be a very prominent sports figure. I don’t think this is right, but what should I do?

A: You’re correct in being concerned. Your colleague had no right to disclose personal information about a client to anyone who has no legitimate business need for the information. File an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Key Principle: Protecting Company Assets

Global Records Management
Program
You must follow company and local policies for retention, management and destruction of records. If there’s an investigation, or if litigation is pending or anticipated, certain records may need to be retained beyond established destruction periods. In most cases you’ll be notified of the need to retain documents by the Legal department, if appropriate.

Records should be defined in the broadest sense — meaning that they include any information created or received that has been recorded on any medium or captured in reproducible form. Records also include any document that is intentionally retained and managed as final evidence of a business unit’s activities, events or transactions, or for operational, legal, regulatory or historical purposes.

The media and formats of records take many forms, including:

• Papers, e-mails, instant messages, other electronically maintained documents,
• Microfilms, photographs and reproductions,
• Voice, text and audio tapes,
• Magnetic tapes, floppy and hard disks, optical disks and drawings, and
• Any other media, regardless of physical form or characteristics that have been made or received in the transaction of business activities.

(Reference: Records Management Program)

Use of computers, systems and corporate information
As an employee, you have access to the company’s computers, systems and corporate information to do your job. This access means you also have the obligation to use these systems responsibly and follow company policies to protect information and systems.

Electronic systems include, but are not limited to:

• Personal computers (including e-mail and instant messages) and computer networks,

• Telephones, cell phones, voice mail, pagers and fax machines, and

• Other communications devices, such as PDAs (e.g. Blackberry, iPad, etc.)

Never send sensitive or confidential data over the Internet or over phone systems without following established company policies to protect such information.

You should have no expectation of privacy when you use these systems. You’re given access only to conduct legitimate company business and you’re expected to use them in a professional and responsible manner. The company reserves the right to intercept, monitor and record your communication on these systems in accordance with the law.

You’re expected to protect the security of these systems and follow company policies concerning access and proper use (such as maintaining passwords). In rare cases, where there is a necessary and legitimate business reason, you may disclose your password to another employee who has the right to access the information associated with your password; however, you must file a CODE RAP report immediately and observe all necessary steps to restore the confidentiality of your password.

You’re permitted to use the company’s systems, but only if you follow these rules:

• Messages you create should be professional and appropriate for business communication, including those created via e-mail or instant messaging.

• Never engage in communication that may be considered offensive, derogatory, obscene, vulgar, harassing or threatening (e.g., inappropriate jokes, sexual comments or images, comments that may offend, including those based upon gender, race, age, religious belief, sexual orientation, gender identity, disability or any other basis defined by law).

• Do not distribute copyrighted or licensed materials improperly.

• Do not transmit chain letters, advertisements or solicitations (unless they’re specifically authorized by the company).

• Never view or download inappropriate materials.

The occasional use of company systems for personal purposes is acceptable, but you’re expected to use good judgment. Keep personal use to a minimum. Personal use of these systems is a privilege, not a right. Use them wisely and in a manner that would not damage the company’s reputation.

(References: Electronic Mail Policy; Corporate Information Protection Policy)

Q & A

Q: My co-worker sometimes sends sensitive client data via the Internet to a vendor we use to help solve problems. I’m concerned because I don’t think this information is protected properly. He says it’s okay because the vendor is authorized to receive the data and the problems that need to be resolved are time-sensitive. Should I be worried?

A: Yes. This is a serious matter, and you must talk to your manager immediately. Your co-worker could be putting clients and BNY Mellon at great risk. If you don’t raise your concern, you may be as responsible as your co-worker for violating company policies. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

Key Principle: Protecting Company Assets

Inside or proprietary information
As an employee, you may have knowledge about the company’s businesses or possess confidential information about the private or business affairs of our existing, prospective or former clients, suppliers, vendors and employees. You should assume all such information is confidential and privileged and hold it in the strictest confidence. Confidential information includes all non-public information that may be of use to competitors, or harmful to the company or its clients, if disclosed.

It is never appropriate to use such information for personal gain or pass it on to anyone outside the company who is not expressly authorized to receive such information. Other employees who do not need the information to perform their job duties do not have a right to it. You’re expected to protect all such information and failure to do so will not be tolerated.

If you’re uncertain about whether you have inside or proprietary information, you should treat the information as if it were and check with your manager or a representative from the Legal department. The following list contains examples of “inside” or “proprietary” information.

Inside information
Inside information is material non-public information relating to any company, including BNY Mellon, whose securities trade in a public market. Information is deemed to be material if a reasonable investor would likely consider it important when deciding to buy or sell securities of the company, or if the information would influence the market price of those securities.

Q & A

Q: I discovered that an investor in one of our funds has requested to withdraw a significant amount of money from the fund. I manage a client’s money and he has an investment in the same fund. To protect my client’s interest, I want to pull his money out of the fund because its performance will likely drop. Even though the withdrawal is not yet known by the public, is this okay because I have a fiduciary duty to my client and I’m not benefiting personally by trading on behalf of my client?

A: No. You’re in possession of material non-public information and you may not trade the securities of that fund. Your duty to comply with securities laws supersedes any duty you have to your client. You should immediately contact the Legal department to discuss this situation.

If you’re in possession of material non-public information about BNY Mellon or any other company, you may not trade the securities of that company for yourself or for others, including clients. Nearly all countries and jurisdictions have strict securities laws that make you, the company and any person with whom you share the information, legally responsible for misusing inside information. The company’s Securities Firewalls Policy provides instructions on the proper handling of inside information and the company will not tolerate any violation of this policy. Certain employees have significant restrictions placed on their trading in BNY Mellon securities or the securities of other companies. You must know the restrictions relative to your job and follow company policies and applicable securities laws.

Proprietary information

Proprietary information includes business plans, client lists (prospective and existing), marketing strategies, any method of doing business, product development plans, pricing plans, analytical models or methods, computer software and related documentation and source codes, databases, inventions, ideas, and works of authorship. Any information, inventions, models, methods, ideas, software works or materials that you create as part of your job responsibilities or on company time, or that you create using information or resources available to you because of your employment by the company, or that relate to the business of the company, belong to the company exclusively and are considered proprietary information.

Proprietary information also includes business contracts, invoices, statements of work, requests for investment or proposal, and other similar documents. Any information related to a client, supplier or vendor financial information (including internal assessments of such), or credit ratings or opinions is considered proprietary. You should also assume all information related to client trades, non-public portfolio holdings and research reports are proprietary. The same is true regarding reports or communications issued by internal auditors, external regulators or accountants, consultants or any other third-party agent or examiner.
(References: Securities Firewalls, Personal Securities Trading Policy, Ownership and Protection of Intellectual Property)

Company-produced policies, procedures or other similar work materials are proprietary and, while they may be shared with other employees, they cannot be shared with anyone outside of the company without prior consent of the policy owner and legal counsel.

These restrictions on the communication of proprietary information notwithstanding, employees are permitted to communicate certain proprietary information to regulatory authorities as detailed in the sections Direct Communication with Government and Regulatory Authorities and Communication of Trade Secrets to Government and Regulatory Authorities above.

Your obligation to protect inside or proprietary information extends beyond the period of your employment with the company. The information you use during your employment belongs to the company and you may not take or use this information after you leave the company.

Key Principle: Supporting our Communities

Supporting our Communities
We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way we interact with our communities and the public at large.

Political Activities

Investor and media relations

Charitable contributions and corporate sponsorship

Participating in trade associations, conferences and speaking engagements

Key Principle: Supporting our Communities

Political Activities
Personal Political Activity
BNY Mellon encourages you to keep informed of political issues and candidates and to take an active interest in political affairs. However, if you do participate in any political activity, you must follow these rules:

• Never act as a representative of the company unless you have written permission from the Chief Executive Officer, the General Counsel, and the Chief Compliance and Ethics Officer of the company.
• Your activities should be on your own time, with your own resources. You may not use company time, equipment, facilities, supplies, clerical support, advertising or any other company resources.
• You may not use company funds for any political activity, and you will not be reimbursed or compensated in any way for a political contribution.
• Your political activities may not affect your objectivity or ability to perform your job duties.
• You may not solicit the participation of employees, clients, suppliers, vendors or any other party with whom the company does business.
• You may be required to pre-clear personal political contributions made by you, and in some cases, your family members.

(Reference: Political Contributions Policy)

Lobbying
Lobbying is generally defined as any activity that attempts to influence the passage or defeat of legislation. Lobbying activities are broad and may cover certain “grass roots” activities where groups of people, such as company employees, are contacted to encourage them to call public officials for the purpose of influencing legislation. Lobbying is prevalent in the U.S. and is gaining influence within the EU and other locations.

If you are engaged in lobbying, there may be disclosure requirements and restrictions on certain activities. If your job duties include any of the following activities, you must contact Marketing & Corporate Affairs or the Legal department for guidance:

• Government contract sales or marketing

• Efforts to influence legislation or administrative actions, such as accompanying trade associations in meetings with government officials concerning legislation

• Meeting with legislators, regulators or their staffs regarding legislation

Lobbying does not include situations where a government agency is seeking public comment on proposed regulations.

(Reference: Procurement Lobbying)

Q & A
Q: An outside attorney with whom I work from time to time on company business cannot attend an exclusive fundraiser for a high-level political candidate. He offered me his ticket. The event is to be held at a very wealthy person’s home in my community and this will be a great way to solicit business. The company is not paying for the ticket and the fundraiser will be on my own time. May I attend?

A: Only if you have the written approval of the Chief Executive Officer, the General Counsel and the Chief Compliance and Ethics Officer. Your attendance at this event is indirectly related to your job and may give the appearance that you’re acting as a representative of the company or that the company sponsors the political candidate. It does not matter that BNY Mellon did not purchase the event ticket or that you’re going on your own time. To the public, your attendance is connected to the company. So you may not go without obtaining proper authorization prior to the event.

Key Principle: Supporting our Communities

Corporate political activities

The laws of many countries, including the U.S., set strict limits on political contributions made by corporations. Contributions are defined broadly to include any form of money, purchase of tickets, use of company personnel or facilities, or payment for services. BNY Mellon will make contributions only as permissible by law, such as those through company-approved political action committees.

Investor and media relations

Investor Relations

All contacts with institutional shareholders or securities analysts about the company must be made through the Investor Relations group of the Finance department. You must not hold informal or formal discussions with such individuals or groups, unless you are specifically authorized to do so. Even if you are authorized, you cannot provide special access or treatment to shareholders or analysts. All investors must have equal access to honest and accurate information.

Media relations
Corporate Communications must approve all contacts with the media, including speeches, testimonials or other public statements made on behalf of the company or about its business. You may not respond to any request for interviews, comments or information from any television channel, radio station, newspaper, magazine or trade publication, either on or off the record, unless you have express authorization from Corporate Communications.

If you are contacted or interviewed about matters unrelated to your job or to the company, you may not identify BNY Mellon as your employer, and you may not make comments about BNY Mellon.

(Reference: Inquiries from the Media, Financial Analysts, and Securities Holders; Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Q & A
Q: I have been asked to provide a statement about BNY Mellon’s experience with a vendor’s product that we use. The vendor wants to use my quote on their website or in other marketing materials. Is this okay?

A: It depends. Before agreeing to any such arrangement, you should contact Corporate Communications.
BNY Mellon carefully protects its reputation by being highly selective in providing such endorsements. Do not proceed until you have the approval of your manager and Corporate Communications.

Charitable contributions and corporate sponsorship

The company encourages you to take part in charitable, educational, fraternal or other civic affairs, as long as you follow these basic rules:
• Your activities may not interfere or in any way conflict with your job duties or with company business.
• You may not make any gifts or contributions to charities or other entities in the name of, or on behalf of, the company.
• You may not imply the company’s sponsorship for or support of any outside event or organization without the approval of the most senior executive of your line of business.
• You may not use your position for the purpose of soliciting business or contributions for any other entity.
• You must be cautious in the use of company letterhead, facilities or even your business card so that there is no implied or presumed corporate support for non-company business.

From time to time the company may agree to sponsor certain charitable events. In these situations, it may be proper to use company letterhead, facilities or other resources (such as employees’ time or company funds).
Ask your manager if you’re unclear whether or not the event in question is considered to be company sponsored.

(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Participating in trade associations, conferences and speaking engagements

You may participate in trade association meetings and conferences. However, you must be mindful that these situations often include contact with competitors. You must follow the rules related to fair competition and anti-trust referenced in this Code and company policies.

In addition, meetings where a client, vendor or supplier pays for your attendance should be rare and only occur when it is legally allowed, in compliance with company policy and pre-approval has been obtained via CODE RAP.

If you perform public speaking or writing services on behalf of BNY Mellon, any form of compensation, accommodations or gift that you or any of your immediate family members receive must be reported through CODE RAP. Remember, any materials that you may use must not contain any confidential or proprietary information. The materials must be approved by the Legal Department and the appropriate level of management that has the topical subject matter expertise.

(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)

Additional Help

This section contains additional questions and answers about the requirements of our Code.
Remember, ignorance or a lack of understanding is not an excuse for violating the Code. The company has established many resources to help deal with questions you may have regarding compliance with the Code. You’re expected to take advantage of these resources.

Q: A friend of mine is running for political office and I would like to help her out with her campaign. Can I do this?

A: Yes. Your personal support is your personal business. Just make sure that you do not use company assets, including company time or its name to advance the campaign. In addition, be aware that certain political contributions must be reported and/or pre-cleared.

Q: I was leaving the office and a journalist asked me if I could answer a few questions. I told him no and left the car park, but I felt bad about not talking to him. Should I have answered his questions?

A: Not at that time. You did the right thing by saying no. You should contact Corporate Communications and tell them of the request. They will determine whether it will be all right for you to talk to the media. If you receive a future request, suggest the journalist contact Corporate Communications directly.

Q: I am running for the local school board and I want to use the office copier to make copies of my campaign flyer. Is that okay?

A: No. Company property and equipment may not be used for a political purpose without authorization from Marketing & Corporate Affairs. Running for any public office is considered to be a political purpose. Accepting any political appointment or running for office requires approval via CODE RAP.

Q: To thank a client of mine, I want to give him tickets to attend a local football match. He mentioned that his company does not permit this type of entertainment, but I know he would love to go to the match. If he doesn’t care about his own company’s policy, can I give him the tickets?

A: No. If you know that giving him the tickets will violate his own company’s policy, do not give the gift. Just as we want clients to respect our limits on gifts, we must do the same.

Q: One of the vendors we’re considering for an assignment offered to take me to a local golf course to play a round and have dinner. He wants to talk about his company’s proposal so that we can make a more informed decision. We’ll be talking about business, and there won’t be much money spent on a round of golf and a modest dinner. Is this okay?

A: No. You’re evaluating vendors to provide a service. It’s always inappropriate to receive or give entertainment when the company is in the middle of a selection process.

Q: One of my vendors offered to send me to a conference at no cost to BNY Mellon. Can I accept the invitation?

A: No. Accepting a free trip from a vendor is never permissible. If you’re interested in attending the conference, speak to your manager. Most costs associated with your attendance at the conference must be paid by your department. You’ll be required to file a CODE RAP form if your manager agrees it’s appropriate to attend the conference and you’re requesting permission to permit the vendor to pay for part of your conference attendance.

Q: We’re entitled to a large payment from a government client if we certify that we’ve met all service level agreements on time. We’re not sure whether a few very minor items have been completed, but they’re not that important to the service. It’s close to the end of the quarter and we’d like to realize the payment. Is it okay to send the invoice and certify that the agreements have all been met now?

A: No. You cannot submit the invoice and certification until you’re certain that all requirements of the agreement have been met. Submission of an incorrect certification could subject the company, and you, to criminal penalties, so it is vitally important that any certification submitted to the government be completely accurate.

Q: A colleague called while on vacation requesting that I check her e-mail to see if she received an item she was expecting. She gave me her logon identification and password, requesting that I call her back with the information. Can I do this?

A: No. Passwords and other login credentials must be kept confidential and cannot be used by, or shared with, fellow employees. In rare instances when there is a business need that requires you to share your password, you’re required to file a CODE RAP form immediately afterward.

Q: I would like to take a part-time job working for my brother’s recycling business. His business has no relationship with the company and the work I’ll be doing for him is not at all similar to what I do in my job here at the company. Can I do this and do I have to file any forms?

A: Yes you may, as long as the time you spend there does not interfere with your job at the company and you don’t use any company equipment or supplies. You don’t need to file a CODE RAP form, since you’re not the sole proprietor or partial owner of the business. However, if you work in certain lines of business (such as a broker dealer), you may need to notify Compliance. Check with your manager or Compliance officer if you’re uncertain.

Q: I observed a colleague in our supply area filling up a box full of pens, paper and other items. I asked her what she was doing, and she told me that her son’s school was short on supplies, so she was trying to help out. She said our company can afford the supplies more than her son’s school and that it was the right thing to do. I am friendly with my colleague and I don’t want to get her in trouble. What should I do?

A: Your colleague is stealing from the company and you must file an Incident Report. The supplies purchased by our company are to be used for business needs only. Your colleague had no right to take these supplies for any purpose, even if it seems like a good cause.

Remember
All BNY Mellon employees are expected to follow the Code of Conduct, even if they disagree with its contents.

If faced with a situation in which you’re unsure of the correct action to take, contact your manager, an Ethics Officer, Compliance Officer, Legal Representative or Human Resources Business Partner for help. There are many resources at your disposal to help you. Don’t hesitate to use them and Do What’s Right!

©2016 The Bank of New York Mellon Corporation. All rights reserved.	PE-1199 August/2016

Personal Securities Trading Policy

Compliance

I-A-045

Posting Date: December 12, 2016
Applicable to: All BNY Mellon employees

Information Classification: Public

I-A-045: Personal Securities Trading Policy

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I-A-045: Personal Securities Trading Policy

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I-A-045: Personal Securities Trading Policy

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I-A-045: Personal Securities Trading Policy

A.	Introduction/Purpose

Employees or other supervised persons (as defined in the Investment Advisers Act of 1940 – the “Advisers Act”) of the Bank of New York Mellon Corporation and its subsidiaries (the “Company”) are subject to certain laws and/or regulations governing the personal trading of securities/financial instruments (collectively referred to as “securities” throughout this policy) including the securities laws of various jurisdictions, Rule 204A-1 of the Advisers Act, and Rule 17j-1 of the Investment Company Act of 1940. In order to ensure that all employees’     personal investments are free from conflicts of interest and are in full compliance with the laws and regulations of all jurisdictions in which the Company does business, the Company has established limitations on personal trading. This policy describes the requirements and restrictions related to personal securities transactions.

B.	Applicability and Scope

All employees of the Company that are deemed to be controlled by the Company or have otherwise agreed to be bound by its provisions are subject to this policy. This includes all full- time and part-time, benefited and non-benefited, and exempt and non-exempt employees. The policy’s applicability to consultants and contract or temporary employees (including interns) is determined on a case-by-case basis.

C.	Policy Details/Discussion

1.	General Requirements

The following general requirements apply to all employees of the Company. In addition to the below standards of conduct, employees must also comply with any additional requirements as described in the next section of this policy (See Additional Requirements).

a)	Fiduciary Duty

In some circumstances, the Company and its employees may owe a fiduciary duty to a client. Among the duties that an employee owes a client when acting as a fiduciary on their behalf is not to engage in personal securities transactions that may be deemed to take inappropriate advantage of his/her position in relation to that client. You must be mindful of this obligation, use your best efforts to honor it, and report promptly to the Ethics Office and your Compliance Officer any Company employee that fails to meet this obligation. With respect to the potential conflicts of interest that personal securities trading activity or other actions may engender, please also refer to the Company’s Code of Conduct and the policy on Corporate Policy I-A-035, Business Conflicts of  Interest.

b)	Protecting Material Nonpublic Information and Compliance with Securities Laws

In carrying out your job responsibilities, you must, at a minimum, comply with all applicable legal requirements and securities laws. As an employee, you may receive information about the Company, its clients, or other parties that for various reasons must be treated as confidential. With respect to these parties, you are not permitted to divulge to anyone (except as may be permitted by your business and in accordance with approved procedures) current portfolio positions (different rules will determine what is deemed to be “current”), current or anticipated portfolio transactions, or programs or studies of the Company or any client. You must comply with measures in place to preserve the confidentiality of information. Refer to the Company’s Code of  Conduct for additional guidance.

Securities and/or Market Abuse laws generally prohibit the trading (including initiating, amending, or cancelling an order) of securities (see Appendix H: Definitions) while aware of material nonpublic information (MNPI) regarding the issuer of those securities

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I-A-045: Personal Securities Trading Policy

and/or about the portfolio holdings, transactions or recommendations with respect to fiduciary accounts; this is generically known as “insider trading.”

Unlawful disclosure/Tipping laws may apply to any person who passes along MNPI upon which a trade or order is based. Employees who possess MNPI about an issuer of securities (whether that issuer is the Company, another company, a client or supplier, any fund or other issuer) must not trade in that issuer’s securities, either for their own accounts or for any account over which they exercise investment discretion.

Employees who possess MNPI about an issuer of securities must not induce another person to engage in insider trading or trade where the person using the recommendation or inducement knows or ought to know that it is based upon MNPI.

Refer to the Company’s Securities Firewalls Policy (Corporate Policy I-A-046) for guidance in determining when information is material and/or nonpublic and how to handle such information.

c)	Trading in BNY Mellon Securities

All employees who trade in Company securities must be aware of their responsibilities to the Company and must be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in the Company’s publicly traded securities, whether owned directly (i.e., in your name) or indirectly (see indirect ownership in Appendix H, Definitions).

•	Short Sales – You are prohibited from engaging in short sales of Company securities.

•
Short-Term Trading – You are prohibited from purchasing and selling or from selling and purchasing any Company securities within any 60 calendar day period. In addition to other potential sanctions, you will be required to disgorge any profits on such short-term trades as calculated in accordance with procedures established by the Ethics Office.

•
Margin Transactions – You are prohibited from purchasing Company securities on margin; however, you may use Company securities to collateralize full-recourse loans for non-securities purposes or for the acquisition of securities other than those issued by the Company.

•
Option Transactions – You are prohibited from engaging in any derivative transaction involving or having its value based upon any securities issued by the Company (or the values thereof), including the buying and writing of over- the-counter and exchange traded options.

•
Major Company Events – You are prohibited from transacting in the Company’s securities if you have knowledge of major Company events that have not been publicly announced. This prohibition expires 24 hours after a public announcement is made.

d)	Trading in Non-Company Securities

You must be sensitive to any impropriety in connection with your personal securities transactions in securities of any issuer, including those owned indirectly (see indirect ownership in Appendix H, Definitions). You must refer to the Company’s Code of  Conduct for employee investment restrictions with parties that do business with the Company. In addition, you are prohibited from front running and scalping.

e)	Spread Betting

Taking bets on securities pricing to reflect market movements activities as a mechanism for avoiding the preclearance restrictions on personal securities trading arising under the provisions of this policy is prohibited. Such transactions themselves constitute transactions in securities for the purposes of the policy and are subject to all of the provisions applicable to other non-exempted transactions.

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I-A-045: Personal Securities Trading Policy

f)	Initial Public Offerings

You are prohibited from acquiring securities through an allocation by the underwriter of an initial public offering (IPO) without the prior approval of the Ethics Office or, in some cases, the Investment Ethics Council (IEC). Approval is only given when the allocation comes through an employee of the issuer, who has a direct family relationship to the BNY Mellon employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (e.g., FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before submitting an indication of interest to purchase the security.

g)	Private Placements

•
Acquisition – You are prohibited from acquiring any security in a private placement unless you obtain prior written approval from the Ethics Office, your Compliance Officer, and the Operating Committee member who represents your business or department. In some cases, employees may be required to receive prior written approval from the IEC. In order to receive approval, employees must complete and submit to the Ethics Office the Private Placement/Volcker Covered Fund Request Form, which can be found on MySource or can be obtained by sending an email to the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com.

•
Subsequent Actions – Should you participate in any subsequent consideration of credit for the issuer or of an investment in the issuer for an advised account, you are required to disclose your investment to your Compliance Officer. The decision to transact in such securities for an advised account is subject to independent review.

h)	Volcker Covered Funds

•
Acquisition – You are prohibited from acquiring any initial or subsequent investment in a Volcker Covered Fund (the list of funds can be found at the Volcker Compliance site on MySource) unless you obtain prior written approval from the Ethics Office, your Compliance Officer, and the Operating Committee member who represents your business or department. In some cases, employees may be required to receive prior written approval from the IEC. You should be aware that under the Volcker Rule, neither you nor your immediate family, may make such an investment unless your job duties are directly related to providing investment advisory, commodity trading advisory or “other services” to the fund. In order to receive approval, employees must complete and submit to the Ethics Office the Private Placement/Volcker Covered Funds Request Form, which can be found on MySource or may be obtained by sending an email to the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com.

•
New Employees – Any new hire who directly or indirectly (through an immediate family member) holds an investment in a Volcker Covered Fund must receive permission to continue to hold that investment. In order to receive approval, employees must complete and submit to the Ethics Office the Private Placement/Volcker Covered Funds Request Form, which can be found on MySource or may be obtained by sending an email to the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com. If the holding is not permitted under the Volcker Rule, the employee will be required to divest the ownership interest.

Contact your Compliance Officer if you have questions regarding requirements related to the Volcker Rule.

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I-A-045: Personal Securities Trading Policy

2.	Additional Requirements[1]

This policy imposes additional requirements and limitations on employees based on the nature of their job activities; therefore, each employee is assigned a classification. Classification assignments are the responsibility of business/functional-level compliance and business management, in consultation with the Ethics Office. The Ethics Office notifies employees of their designation into one or more of the following classifications:

Access Decision Maker (ADM) Employee*	Dreyfus/FINRA Employee*
Investment Employee*	Pre-Release Earning Group (PREG) Employee*
Insider Risk Employee*	Fund Officer*
Fund Service Employee*	Non-Classified Employee
Service Employee*

3.	Compliance with this Policy

Generally, as an employee of the Company, you may be held personally liable for any improper or illegal acts committed during the course of your employment; non-compliance with this policy may be deemed to encompass one of these acts. Accordingly, you must read this policy and comply with the spirit and the strict letter of its provisions. Failure to comply may result in the imposition of serious sanctions, which may include, but are not limited to, the disgorgement of profits, cancellation of trades, selling of positions, suspension of personal trading privileges, dismissal, and referral to law enforcement or regulatory agencies.

The provisions of the policy have worldwide applicability and cover trading in any part of the world, subject to the provisions of any controlling local law. To the extent any particular portion of the policy is inconsistent with, or in particular less restrictive than such laws, you must consult with the Manager of the Ethics Office.

4.	Reporting Violations

To report a known or suspected violation of this policy, immediately contact the Ethics Office or your Compliance Officer. You may also report known or suspected violations anonymously through BNY Mellon’s Ethics Help Line or Ethics Hot Line.

5.	Policy Administration

Various departments, business units, teams, and employees within the Company are responsible for managing, overseeing, and/or providing support for the administration of this policy. The specific responsibilities and procedural requirements for these various administrators are described in Section D.

D.	Roles and Responsibilities

1.	Ethics Office

The Corporate Ethics Office, led by the Chief Compliance and Ethics Officer (CCEO), must:

•	Develop, interpret and administer the Policy. (Note: Amendments of the policy will be made, or waivers of its terms will be granted, at the discretion of the Manager of

[1]
With the exception of Non-Classified Employees, employees in all other classifications are considered to be “Monitored Employees” [denoted by an (*)]. Due to the nature of their job activities and in addition to the General Requirements of this policy, Monitored Employees are also subject to the requirements listed in Appendix A (Requirements for Monitored Employees). Non-Classified Employees do not have any additional requirements.

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the Ethics Office only and with the concurrence of other officers or directors of the Company, where required (e.g., U.S. mutual fund directors). Any waiver or exemption must be evidenced in writing to be official.)

•	Maintain the following records in a readily accessible place, for five years from their creation (unless otherwise noted below):

▪	A copy of each version of the Policy, including amendments, in existence for any period of time;

▪	A record of any violation of the Policy and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

▪	A record of acknowledgement of receipt of the Policy by each person who currently, or at any time in the prior five years, was required to receive a copy pursuant to some law, rule, or regulation;

▪	All holdings or transaction reports made pursuant to the terms of the Policy (only the past two years in a readily accessible place);

▪	A list of names and designations of all employees of the company who are designated as “supervised persons” of an SEC Registered Investment Advisor;

▪	A record of any decision and supporting reasons for approving the acquisition of securities by personnel subject to the Policy in limited offerings.

•	Identify all Compliance Officers who are responsible for reviewing employee reports and other records.

•	Set standards for compliance monitoring and testing of compliance with this Policy.

•	Maintain electronic systems to support personal trading and ensure system enhancements are properly controlled and tested prior to implementation.

•	Provide training during major acquisitions, significant system implementations or modifications.

•
Use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as “personal and confidential.” (The company may be required by law to review, retain, and in some circumstances, disclose such documents. Therefore, such documents must be available for inspection by appropriate regulatory agencies and by other parties within and outside the Company as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to the Company.)

•	Oversee the activities of the IEC.

•	Determine appropriate sanctions for Policy violations and maintain a record of all such sanctions.

•
Maintain a list (the “Restricted List”) of companies whose securities employees in their line of business or firm are restricted from trading for various reasons. Such trading restrictions may be appropriate to protect the Company and its employees from potential violations, or the appearance of violations, of securities laws. This list must not be distributed outside of the Compliance Office or Ethics Office and its contents are confidential.

•	Calculate and collect disgorgements of profits.

•	Ensure an annual certification of compliance with the Policy is collected.

•
Where agreed upon with a line of business or sector, oversee collection of reporting requirements including obtaining required securities account statements and trade transaction details, and monitoring to trading to detect violations of Policy.

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•	Oversee approvals of investments in initial public offerings, acquisitions of private investments, and withdrawal requests for affiliated hedge/private equity funds.

•	Review account documentation to determine if an employee account can be deemed a non-discretionary (managed) account.

2.	Function-Level Compliance Unit

Compliance units at the Function level, under the supervision of Business Compliance Directors, must:

•	Ensure that employees are properly classified under the Policy, including consultants, independent contractors and other temporary employees.

•	Provide training to employees on the Policy or various systems utilized for compliance.

•	Report violations of the Policy to the Ethics Office and to the Board of Directors at the appropriate investment subsidiary, if necessary.

•	Ensure data required to perform compliance monitoring (e.g., Restricted Lists, Portfolio Manager Codes, Designated Approvers) is provided to the Ethics Office.

•
Oversee collection of reporting requirements including obtaining required securities account statements and trade transaction details and monitoring to trading to detect violations of Policy, unless the Ethics Office is performing those functions   for the line of business.

•	Oversee the timely completion of all required employee reports and certifications.

•	In consultation with business management, construct and provide a list of securities appropriate for Policy restrictions.

•	Approve requests for investment that have been delegated by Policy or the Ethics Office to the line of business.

•	Provide timely updates to the list of Proprietary Funds (those that are advised, sub- advised or underwritten by the line of business) to the Ethics Office.

3.	Business Management

Management of the company’s business and business partner groups will:

•	Ensure that managers communicate an employee’s classification under this Policy and that proper training of the Policy requirements has been provided.

•	In consultation with the function-level compliance unit, construct and provide a list of securities appropriate for Policy restrictions.

•	Enforce compliance with the Policy.

4.	Legal Department

The Legal Department of the company has the following responsibilities:

•	Provide legal analysis of new and revised legislation of all jurisdictions regarding personal securities trading laws and regulations.

•	Participate in the review of Policy amendments.

5.	Technology Department

The Technology Department of the company has the following responsibilities:

•	Provide support for internally hosted applications to ensure systems function properly, including various files are properly loaded into the system.

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•	Develop an alert process to detect any failed or non-received files.

•	Ensure all software updates or hardware installations are adequately tested.

6.	Investment Ethics Council (IEC)

The company formed an Investment Ethics Council, which is composed of investment, legal, risk management, compliance and ethics representatives of the company and its affiliates. The IEC will:

•	Approve any substantive amendments (along with appropriate concurrence of third parties) to the Policy.

•	Provide interpretive guidance to the Ethics Office when requested.

•	Approve/disapprove actions taken in connection with the personal trading activities of employees subject to the Policy.

•	Oversee the personal trading activities of employees designated as ADM Employees.

E.	Questions

Questions regarding this policy or personal securities trading must be directed to the Securities Trading Policy Help Line by phone at 1-800-963-5191 or by email at securitiestradingpolicyhelp@bnymellon.com. If calling from outside of the United States or Canada, dial the appropriate international access code and then 1-800-963-5191-2.

F.	Ownership

The Ethics Office owns this policy.

G.	Related Policies

•	I-A-010: Code of Conduct

•	I-A-035: Business Conflicts of Interest

•	I-A-046: Securities Firewall Policy

•	I-C-170: Policy on Rule 10b5-1 Plans

•	I-A-040: Market Abuse Policy

H.	Revision History

•	December 12, 2016 (current; reviewed and reapproved without changes)

•	June 22, 2016 (current; updates to align with Market Abuse Policy definitions; additions to Related Policies; not otherwise reviewed)

•	November 18, 2015 (information classification re-labelled from “internal use only” to “public”)

•	November 13, 2015 (current; updated Appendices D, G and H)

•	April 27, 2015 (addition of language related to Volcker Funds)

•	December 1, 2014 (reviewed and reformatted)

•	November 2013

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Appendix A: Requirements for Monitored Employees

In addition to the General Requirements as described in this policy, Monitored Employees (i.e., all employees excluding Non-Classified Employees) are also subject to the following requirements:

A.	Monitored Personal Trading Activity

In order to ensure compliance with securities laws and to avoid even the appearance of a conflict of interest, the Ethics Office monitors the personal trading activities of Monitored Employees. Trading is monitored electronically via the Personal Trading Assistant (PTA) System. The Ethics Office will grant Monitored Employees secure access to the PTA so that they can fulfill their PTA reporting requirements as described below.

B.	PTA Reporting

1.	Initial Reporting

Within 10 calendar days of being assigned a classification, you must file an Initial Broker Accounts Report and an Initial Holdings Report in the PTA. The Initial Broker Accounts Report must contain a listing of all accounts that trade or are capable of trading securities (excluding exempt securities) and that are owned directly by you or of which you have indirect ownership. The Initial Holdings Report must contain a listing of all securities (excluding exempt securities) held in the aforementioned accounts and any securities (excluding exempt securities) held outside of these accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.). Both the Initial Broker Accounts Report and the Initial Holdings Report must be an accurate recording of security accounts and security holdings within the last 45 calendar days after receiving your employee classification.

Note: Monitored Employees are required to report any directly- or indirectly-owned accounts that have the capability of holding securities (excluding exempt securities), regardless of what the accounts are currently holding. For example, if an account contains only exempt securities but has the capability of holding non-exempt securities, the account must be reported.

2.	Annual Reporting

On an annual basis and within 30 calendar days after the end of the year, Monitored Employees are required to file an Annual Holdings Report in the PTA. The Annual Holdings Report must contain a current listing of securities (excluding exempt securities) held in all accounts that trade or are capable of trading securities (excluding exempt securities) and that are owned directly by you or of which you have indirect ownership. The Annual Holdings Report must also contain a current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.). The securities information included in the report must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this annual reporting requirement, Monitored Employees must also certify that they have read, understand, and complied with this policy.

C.	Updating PTA

1.	New Accounts

Monitored Employees are responsible for adding to the PTA as soon as possible any new brokerage accounts that are opened after the Initial Broker Accounts Report has been

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submitted. This requirement applies to both accounts that are owned directly by you or of which you have indirect ownership.

2.	Gifts and Inheritances

Monitored Employees who give or receive a gift of securities (excluding exempt securities) or receive an inheritance that includes securities (excluding exempt securities) must report the activity in the PTA within 10 calendar days. The report must disclose the name of the person receiving or giving the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable). A gift of securities must be one where the donor does not receive anything of monetary value in return.

3.	Updating Holdings

You are required to update in the PTA any changes to your securities (excluding exempt securities) holdings that occur as a result of corporate actions, dividend reinvestments, or similar activity. These adjustments must be reported as soon as possible, but no less than annually. Non-U.S.-based Monitored Employees, including Fund Service and Fund Officer Employees, are required to submit to Local Compliance, upon receipt from their broker, trade confirmations or contract notes for trades in non-exempt securities.

D.	Approved Broker-Dealers

All U.S.-based Monitored Employees must maintain any directly- or indirectly-owned brokerage accounts at specific broker-dealers that have been approved by the company. Monitored Employees living outside the U.S. are not subject to this requirement. U.S.-based Monitored Employees should refer to MySource to obtain the current list of approved broker-dealers. Any exceptions to this requirement must be approved, in writing, by the Ethics Office.

E.	Account Statements and Trade Confirmations

U.S.-based Monitored Employees who receive an exception to the approved broker-dealer requirement or who are in the process of moving their account(s) to an approved broker-dealer must instruct their non-approved broker-dealer, trust account manager, or other entity holding their securities to submit duplicate statements and trade confirmations directly to the company. Non-U.S.-based Monitored Employees are required to submit their trade confirmations/contract notes and account statements to their Local Compliance. This requirement applies to both directly- and indirectly-owned accounts and includes any account that has the capability of holding securities (excluding exempt securities) regardless of what the account is currently holding. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), Monitored Employees must comply with the company’s request to confirm transactions and holdings.

F.	Classification-Specific Requirements

In addition to the General Requirements of the policy and the preceding Requirements for Monitored Employees, ADM, Investment, Insider Risk, Fund Service, Service, Fund Officer, and PREG Employees must also adhere to the requirements of their assigned classification(s). Employees should refer to Appendices B through E for the specific additional requirements of their assigned classification(s).

G.	Summary

Refer to Appendix G for a summary of select policy requirements by employee classification.

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Appendix B: Requirements for ADM Employees

In addition to the General Requirements of this policy and the Requirements for Monitored Employees (Appendix A), employees who are classified as ADM Employees are also subject to the following requirements:

A.	Proprietary Funds

Proprietary Funds are non-exempt securities for ADM Employees. As such, ADM Employees are required to report in the PTA any Proprietary Funds held in brokerage accounts or directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to the Securities Trading Policy Help Line at  securitiestradingpolicyhelp@bnymellon.com.

B.	PTA Reporting

Quarterly Reporting

In addition to the Initial and Annual Reporting that must be completed by all Monitored Employees, ADM Employees are also subject to Quarterly Reporting. On a quarterly basis and within 30 calendar days after the end of the quarter, ADM Employees are required to file a Quarterly Transactions Report in the PTA. The Quarterly Transactions Report must contain the following:

•	A listing of all transactions in securities (excluding exempt securities) that occurred throughout the most recent calendar quarter;

•	A current listing of all securities accounts that trade or are capable of trading securities and that are owned directly by you or of which you have indirect ownership;

•	A current listing of securities (excluding exempt securities) held in the aforementioned accounts, and;

•	A current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.).

All reported information must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this quarterly reporting requirement, employees must also certify that they have read, understand, and complied with this policy.

C.	Preclearing Trades in PTA

ADM Employees are required to receive preclearance approval in PTA prior to executing trades in all securities (excluding exempt securities). ADM Employees must preclear trades in Proprietary Funds. Refer to Appendix F for trade preclearance requirements and see below for details regarding de minimis transactions and Proprietary Fund transactions in the Company’s 401(k) plan.

1.	De Minimis Transactions

ADM Employees will generally not be given preclearance approval to execute a transaction in any security for which there is a pending buy or sale order for an affiliated account (other than an index fund) in the business unit where the ADM Employee has access to information about pending transactions. In certain circumstances, the Preclearance Compliance Officer may approve certain de minimis transactions even when the firm is trading such securities. Note: Some ADM Employees who are also Portfolio Managers may not be eligible for this de minimis exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics Office.

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a)	Restrictions and Conditions

•	Employee preclearance is required prior to executing the transaction.

•	If the transaction is a 60 day trade, recognized profit disgorgement will be applicable. (Refer to Section C for information about profit disgorgement on short-term trades.)

•	Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in each calendar month.

•	Employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts.

b)	Transaction Limits

The following transaction limit is available for this de minimis exception: The dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher. Note: Currency is listed in USD. For all other countries, use the local currency’s USD equivalent and/or U.S. share amount.

2.	Proprietary Fund Transactions in the Company’s 401(k) plan

ADM Employees are required in most situations to preclear Proprietary Fund trades. However, the treatment of Proprietary Fund trades in the company’s 401(k) plan is dependent upon the type of plan.

a)	Non-Self-Directed Accounts (Includes Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, and Tier 3 - Actively Managed Funds)

The movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement, but are exempt from the general preclearance requirement. Accordingly, you do not need to preclear these movements, but must get prior approval from the Preclearance Compliance Officer if it is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to the company obtaining transaction information from plan records. Such movements must be reflected in your holdings reports.

b)	Self-Directed Accounts (Tier 4 – Large Selection of Mutual Funds and Exchange Traded Funds)

Treated like any other Proprietary Fund account. This means that the reporting, preclearance, and holding period requirements apply.

D.	Profit Disgorgement on Short-Term Trading

Any profits recognized from purchasing then selling or selling then purchasing the same or equivalent (derivative) securities within any 60 calendar day period must be disgorged. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions. Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes. Sixty-day transactions in securities that are exempt from preclearance and trades of Proprietary Funds held within the BNY Mellon 401(k) will not be subject to disgorgement. The disposition of any disgorged profits will be at the discretion of the company, and the employee will be responsible for any tax and related costs.

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E.	Initial Public Offerings

ADM Employees must obtain approval from the IEC prior to acquiring securities through an allocation by the underwriter of an initial public offering.

F.	Private Placements

1.	Acquisition

ADM Employees must receive approval from the IEC prior to acquiring any security in a private placement.

2.	Approval Considerations

The IEC will generally not approve private placement requests in which any managed fund or account is authorized to invest within the ADM’s fund complex. Also, it will not approve any investment involving a fund vehicle serviced or sponsored by BNY Mellon or one of its subsidiaries or affiliates that is a Volcker Covered Fund, unless your job duties are directly related to providing investment advisory, commodity trading advisory or “other services” to the fund, as described under the Volcker Rule. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of their position with the company or its affiliates or their relationship to a managed fund or account and whether or not the investment opportunity being offered to the employee could be re-allocated to a client. ADM Employees must comply with requests for information and/or documentation necessary for the IEC to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

3.	Approval to Continue to Hold Existing Investments

Within 90 days of being designated an ADM Employee, employees holding private placement securities must request and receive written authorization from the IEC to continue to hold these securities.

G.	Additional Reporting Requirements for ADM Employees

ADM Employees have two additional reporting requirements. These requirements are described below. Note: It is an ADM Employee’s responsibility to confirm with their Preclearance Compliance Officer whether he or she is required to comply with the below additional reporting requirements.

1.	Special Purpose ADM Quarterly Securities Report

ADM Employees are required to submit quarterly to their Preclearance Compliance Officer the “Special Purpose ADM Quarterly Securities Report.” A form for completing this report can be obtained from the Preclearance Compliance Officer, on MySource, or by emailing the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com. This report must be submitted within 30 calendar days of each quarter’s end and includes information on securities and/or transactions owned directly or indirectly. The report must contain information on:

•	Securities owned at any time during the quarter, which were either recommended for a transaction or in a portfolio managed by the ADM Employee during the quarter.

•	Holdings or transactions in private placements.

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•	Holdings in securities with a market capitalization that was equal to or less than $250 million. For all other countries, use the local currency’s USD equivalent.

•	Exemption – ADM Employees do not need to report any security that is defined as an exempt security or is otherwise expressly exempt from preclearance.

2.	Contemporaneous Disclosure

Prior to an ADM Employee making or acting upon a portfolio recommendation (e.g., buy, hold, or sell) in a security directly or indirectly owned, written authorization must be obtained. The reason for disclosure is to ensure that management can consider whether the portfolio recommendation or transaction is for the purpose of affecting the value of a personal securities holding. Contemporaneous Disclosure forms can be obtained from the Preclearance Compliance Officer, on MySource, or by emailing the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com. Under no circumstances can an ADM Employee provide portfolio recommendations or place trades based on their potential impact to his/her personal securities holdings, nor can he or she refuse to take such action to avoid submitting a Contemporaneous Disclosure. The ADM Employee’s fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

a)	Approval

Approval must be obtained from the ADM Employee’s CIO or CEO, or their designee, prior to the first such portfolio recommendation or transaction in a particular security in a calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases/sells in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM Employee seeks to effect a transaction or makes a recommendation in a direction opposite of the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

b)	Exemption to the Contemporaneous Disclosure Requirement

•
ADM Employees who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with this disclosure requirement. This exemption does not apply in the following circumstances:

▪	If the ADM Employee recommends a security that is not in the clone or model portfolio or recommends a model or clone security in a different percentage than the model or clone amounts.
▪	If the ADM Employee recommends individual securities to clients, even if the company shares control of the investment process with other parties.

c)	Securities Exempt from Reporting

Certain securities are exempt from the requirement to submit a Contemporaneous Disclosure. They are:

•	Exempt securities as defined in Definitions.

•
Holdings of debt securities, which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated, but of comparable quality.

•	Holdings of equity securities of the following:

▪	In the U.S., the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher.
▪	In the U.K., the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of the £ USD equivalent.

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▪	In Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of the ¥ USD equivalent.
▪	In Brazil, companies on the IBr-X and other companies with a market capitalization of the R USD equivalent.

H.	Restrictions for ADM Employees

7 Day Blackout Period

•	Prohibition

It is impermissible for an ADM Employee to buy or sell a security (owned directly or indirectly) within 7 calendar days before and 7 calendar days after their investment company or managed account has effected a transaction in that security. This is known as the “7 Day Blackout Period.”

•	Disgorgement Required

If an ADM Employee initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits recognized from the transaction must be disgorged in accordance with guidance provided by the IEC. The IEC has determined that the following transactions will not be subject to this disgorgement requirement:

▪	In the U.S., the dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher.
▪	In all other countries, the greater of the USD equivalent or 100 shares for companies with a USD equivalent market capitalization.

•	Exemption

Portfolio Managers who manage broad-based index funds, which replicate exactly, a clone, or model, are exempt from the 7 Day Blackout Period.

I.	Additional Requirements for Micro-Cap ADM (MCADM) Employees ONLY

1.	Transactions and Holdings in Micro-Cap Securities

In recognition of the potential for price volatility in micro-cap securities, the company requires that approvals be obtained prior to a MCADM Employee placing a trade in their direct and indirectly owned accounts. The market capitalization approval thresholds are listed below. Note: Currency is listed in USD. For all other countries, use the local currency’s USD equivalent.

•	Threshold 1

Without the prior written approval of the IEC, MCADM Employees may not trade the securities of companies with a market capitalization of $100 million or less.

•	Threshold 2

Without the prior written approval of the immediate supervisor and the Chief Investment Officer (CIO), MCADM Employees may not trade the securities of companies with a market capitalization that is more than $100 million but less than or equal to $250 million.

•	Exemption

Micro-cap securities acquired involuntarily (e.g., inheritance, gift, spin-off, etc.) are exempt from these above restrictions; however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

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2.	Requirement for Newly Designated MCADM Employees

Newly designated MCADM Employees must obtain the approval of the CIO or Chief Executive Officer and provide a copy of the approval to the Preclearance Compliance Officer to continue holding micro-cap securities with a market capitalization equal to or less than $250 million. For all other countries, use the local currency’s USD equivalent.

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Appendix C: Additional Requirements for Investment Employees

In addition to the General Requirements of this policy and the Requirements for Monitored Employees (Appendix A), employees who are classified as Investment Employees are also subject to the following requirements:

A.	Proprietary Funds

Proprietary Funds are non-exempt securities for Investment Employees. As such, Investment Employees are required to report in the PTA any Proprietary Funds held in brokerage accounts or directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to the Securities Trading Policy Help Line at  securitiestradingpolicyhelp@bnymellon.com.

B.	PTA Reporting

Quarterly Reporting

In addition to the Initial and Annual Reporting that must be completed by all Monitored Employees, Investment Employees are also subject to Quarterly Reporting. On a quarterly basis and within 30 calendar days after the end of the quarter, Investment Employees are required to file a Quarterly Transactions Report in the PTA. The Quarterly Transactions Report must contain the following:

•	A listing of all transactions in securities (excluding exempt securities) that occurred throughout the most recent calendar quarter;

•	A current listing of all securities accounts that trade or are capable of trading securities and that are owned directly by you or of which you have indirect ownership;

•	A current listing of securities (excluding exempt securities) held in the aforementioned accounts, and;

•	A current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.).

All reported information must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this quarterly reporting requirement, employees must also certify that they have read, understand, and complied with this policy.

C.	Preclearing Trades in PTA

Investment Employees are required to receive preclearance approval in PTA prior to executing trades in all securities (excluding exempt securities). Investment Employees must preclear trades in Proprietary Funds. Refer to Appendix F for trade preclearance requirements and see below for details regarding de minimis transactions and Proprietary Fund transactions in the company’s 401(k) plan.

1.	De Minimis Transactions

Investment Employees will generally not be given preclearance approval to execute a transaction in any security for which there is a pending buy or sale order for an affiliated account (other than an index fund) in the business unit where the Investment Employee has access to information about pending transactions. In certain circumstances, the Preclearance Compliance Officer may approve certain de minimis transactions even when the firm is trading such securities.

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a)	Restrictions and Conditions

•	Employee preclearance is required prior to executing the transaction.

•	If the transaction is a 60 day trade, recognized profit disgorgement will be applicable.

•	Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in each calendar month.

•	Employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts.

b)	Transaction Limits

The below transaction limits are available for this de minimis exception. Note: Currency is listed in USD. For all other countries, use the local currency’s USD equivalent and/or U.S. share amount.

•	Transactions up to $50,000 for companies having a market capitalization of $20 billion or more.

•	The dollar value from transacting in 250 shares or $25,000 (whichever value is greater) for companies having a market capitalization between $5 billion and $20 billion.

•	The dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies having a market capitalization between $250 million and $5 billion.

2.	Proprietary Fund Transactions in the Company’s 401(k) plan

Investment Employees are required in most situations to preclear Proprietary Fund trades. However, the treatment of Proprietary Fund trades in the company’s 401(k) plan is dependent upon the type of plan.

a)	Non-Self-Directed Accounts (Includes Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, and Tier 3 - Actively Managed Funds)

The movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement. Accordingly, you do not need to preclear these movements, but you must get prior approval from the Preclearance Compliance Officer if it is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to the company obtaining transaction information from plan records. Such movements must be reflected in your holdings reports.

b)	Self-Directed Accounts (Tier 4 – Large Selection of Mutual Funds and Exchange Traded Funds)

Treated like any other Proprietary Fund account. This means that the reporting, preclearance, and holding period requirements apply.

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D.	Profit Disgorgement on Short-Term Trading

Any profits recognized from purchasing then selling or selling then purchasing the same or equivalent (derivative) securities within any 60 calendar day period must be disgorged. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions. Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes. Sixty-day transactions in securities that are exempt from preclearance and trades of Proprietary Funds held within the BNY Mellon 401(k) will not be subject to disgorgement. The disposition of any disgorged profits will be at the discretion of the company, and the employee will be responsible for any tax and related costs.

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Appendix D: Requirements for Insider Risk, Fund Service, Service, and Fund Officer Employees

A.	Insider Risk Employees

In addition to the General Requirements of this policy and the Requirements for Monitored Employees (Appendix A), employees who are classified as Insider Risk Employees are also subject to the following requirements:

1.	Exempt Securities

In addition to the exempt securities as listed in Appendix H: Definitions, Proprietary Funds, Exchange Traded Funds, and municipal bonds are also considered to be exempt securities for Insider Risk Employees. In all instances that the term “exempt securities” is used throughout this policy, Insider Risk Employees may also include Proprietary Funds, Exchange Traded Funds, and municipal bonds.

2.	Preclearing Trades in PTA

Insider Risk Employees are required to receive preclearance approval in PTA prior to executing trades in all securities (excluding exempt securities). Insider Risk Employees must preclear Exchange Traded Notes (ETNs). Refer to Appendix F for trade preclearance requirements.

B.	Fund Officer, Fund Service, and Service Employees

In addition to the General Requirements of this policy and the Requirements for Monitored Employees (Appendix A), employees who are classified as Fund Officer, Fund Service, and Service Employees are also subject to the following requirement:

1.	Company Oversight

While Fund Officer, Fund Service, and Service Employees are subject to many of the same requirements as the other employee classifications, Fund Officer, Fund Service, and Service Employees are not required to preclear trades, and therefore, are not subject to pre-trade denials of those trades. However, unlike the other employee classifications, Fund Officer, Fund Service, and Service Employees are subject to a post-trade back-testing analysis that is designed to accumulate and assess employee trading activity that mirrors company or client trades. Trading activity that mirrors company or client trades may result in a change to the employee’s classification that will require future preclearance approval.

2.   Quarterly Reporting in PTA – For Fund Officer Employees and EMEA based Fund Service Employees Only

In addition to the Initial and Annual Reporting that must be completed by all Monitored Employees, Fund Officer Employees and EMEA-based Fund Service Employees are also subject to Quarterly Reporting. On a quarterly basis and within 30 calendar days after the end of the quarter, these employees are required to file a Quarterly Transactions Report in the PTA. The Quarterly Transactions Report must contain the following:

•	A listing of all transactions in securities (excluding exempt securities) that occurred throughout the most recent calendar quarter;

•	A current listing of all securities accounts that trade or are capable of trading securities and that are owned directly by you or of which you have indirect ownership;

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•	A current listing of securities (excluding exempt securities) held in the aforementioned accounts, and;

•	A current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.).

All reported information must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this quarterly reporting requirement, employees must also certify that they have read, understand, and complied with this policy.

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Appendix E: Requirements for PREG Employees

In addition to the General Requirements of this policy and the Requirements for Monitored Employees (Appendix A), employees who are classified as PREG Employees are also subject to the following requirements:

A.	Exempt Securities

Excluding company securities, all securities are exempt for PREG Employees. In all instances that the term “exempt securities” is used throughout this policy, PREG Employees should note that this includes all securities except company securities. Only company securities are reportable for PREG Employees.

B.	Preclearing Trades in PTA

PREG Employees are required to receive preclearance approval in PTA prior to executing trades in company securities only. Refer to Appendix F for trade preclearance requirements.

C.	Trading in Company Securities

1.	General Restrictions

Every quarter, the Company imposes a restriction on PREG employees. These employees are deemed to have access to inside information with respect to the Company’s financial results and are prohibited from trading in the Company’s securities from 12:01 AM Eastern Standard Time, on the 15th day of the month preceding the end of each calendar quarter through the first trading day after the public announcement of the company’s earnings for that quarter. This period of time is during which PREG employees are prohibited from trading in the Company’s securities is known as the 24-Hour Blackout Period. For example, if earnings are released on Wednesday at 9:30 AM Eastern Standard Time, PREG Employees cannot trade the Company’s securities until Thursday at 9:30 AM Eastern Standard Time. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period. Occasionally, the Company may extend the restricted period for some or all PREG Employees.

2.	Company 401(k) Plan

•
Changes in Your Company Stock Holdings – During quarterly blackout periods, PREG Employees are prohibited from making payroll deduction or investment election changes that would impact their future purchases in company stock. These changes must be made when the blackout period is not in effect.

▪	Reallocating Balances in Company 401(k) Plan – PREG Employees are prohibited from reallocating balances in their company 401(k) if the reallocating action impacts their holdings in company stock.

3.	Company Employee Stock Options

PREG Employees are prohibited from exercising options during the blackout period.

4.	Company Employee Stock Purchase Plan (ESPP)

During quarterly blackout periods, PREG employees are prohibited from enrolling in or making payroll deduction changes in the ESPP. These changes must be made when the blackout period is not in effect.

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5.	Blackout Period Trading Implications Profit Disgorgement/Loss Recognition

Any trade in BNY Mellon securities made during the 24-Hour Blackout Period must be reversed and any corresponding profit recognized from the reversal is subject to profit disgorgement. The employee will incur any loss resulting from the reversal of a blackout period trade. Profit disgorgement will be in accordance with procedures established by senior management. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transaction(s). Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes and the employee will be responsible for any tax costs associated with the transaction(s).

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Appendix F: Trade Preclearance Requirements

ADM Employees, Investment Employees, Insider Risk Employees, and PREG Employees are required to preclear trades in all securities (excluding exempt securities). All other employees are not subject to the below trade preclearance requirements.

A.	General Preclearance Requirements

1.	Obtain Preclearance Prior to Initiating a Transaction

In order to trade securities (excluding exempt securities), ADM Employees, Investment Employees, Insider Risk Employees, and PREG Employees are required to submit a preclearance request in the PTA system and receive notice that the preclearance request was approved prior to placing a security trade. Unless expressly exempt (See exemptions below), all securities transactions are covered by this preclearance requirement. Although preclearance approval does not obligate an employee to place a trade, preclearance should not be made for transactions the employee does not intend to make. You may not discuss the response to a preclearance request with anyone (excluding any account co-  owners or indirect owners).

2.	Execute Trade Within Preclearance Window (Preclearance Expiration)

For ADM and Investment Employees, preclearance authorization will expire at the end of the second business day after it is received. For Insider Risk and PREG Employees, preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day. See example below. Note: Preclearance time stamps in PTA are in Eastern Standard Time (EST).

Example

An ADM Employee requests and receives trade preclearance approval on Monday at 3 PM EST. The preclearance authorization is valid until the close of business on Tuesday. An Insider Risk Employee’s window would be one day longer and would therefore be valid until the close of business on Wednesday.

Note of Caution

Employees who place “limit,” “stop-loss,” “good-until-cancelled,” or “standing buy/sell” orders are cautioned that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted order must be canceled. A new preclearance authorization may be requested; however, if the request is denied, the trade order with the broker-dealer must be canceled immediately.

3.	Exemptions from the Requirement to Preclear

Preclearance is not required for the following security transactions:

•	Exempt securities as defined in the Definitions.

•	Non-financial commodities (e.g., agricultural futures, metals, oil, gas, etc.), currency, and financial futures (excluding stock and narrow-based stock index futures).

•
ETFs and funds to include proprietary funds that are based on the following indices; the S&P 100, Russell 200, Eurostoxx 50, FTSE 100, Nikkei 225, A50 ETFs and the CSI 300. The same indices with larger participation (e.g., S&P 500, Russell 1000) would also be exempt. A complete list of exempt ETFs and Proprietary Funds is listed on MySource. Only securities on the published list

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are exempt from preclearance. Derivative securities based on these indices still require preclearance.

•
Involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared.

•	Pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer.

•	Sells effected pursuant to a bona fide tender offer.

•	Pursuant to an automatic investment plan, including payroll withholding to purchase Proprietary Funds.

B.	Preclearance Rules for Company Stock in Retirement and Benefit Plans

1.	Company 401(k) Plan

a)	Changes in Your Company Stock Holdings

Preclearance is not required for changes in your company stock holdings held within the company 401(k) Plan that result from the following:

•	Changes in your payroll deduction contribution percentage.

•	Changes in investment elections regarding the future purchase of company stock.

b)	Reallocating Balances in Company 401(k) Plan

The purchase or sell of company stock resulting from a reallocation does not require preclearance but is considered a purchase or sale of company stock for purposes of the short-term trading prohibition. As a result, a subsequent trade in company stock in the opposite direction of the reallocation occurring within a 60 calendar day period would result in a short-term trading prohibition. Changes to existing investment allocations in the plan or transactions in company stock occurring outside the plan will not be compared to reallocation transactions in the plan for purposes of the 60 day trading prohibition. Profits recognized through short-term trading in company stock in the plan will not generally be required to be disgorged; however, the Legal Department will be consulted to determine the proper disposition of short-term trading prohibitions involving Operating Committee members.

c)	Rebalancing Company 401(k) Plan

The purchase or sell of company stock resulting from rebalancing (i.e., the automatic movement of balances to pre-established investment election allocation percentages) is not subject to preclearance and is not considered a purchase or sale of company stock for purposes of the short-term trading prohibition.

2.	Company Employee Stock Options

•	Preclearance approval is required prior to the exercise of stock option grants.

•	Preclearance is not required for the receipt of a stock option grant or the subsequent vesting of the grant.

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3.	Company Restricted Stock/Units

Preclearance is not required for the following:

•	The receipt of an award of company restricted stock/units.

•	The subsequent vesting of the company stock/unit award; however you are required to report these shares upon vesting in the PTA system and preclear subsequent sells.

•	The sale (through company-approved procedures) of a portion of the company stock received in a restricted stock award at the time of vesting in order to pay for tax withholding.

4.	Company Employee Stock Purchase Plan (ESPP)

•	Preclearance is required for the following:

▪
The sale of stock from the ESPP Plan. Note: The sale of stock from the Company ESPP will be compared to transactions in company securities outside of the Company ESPP to ensure compliance with the short-term (60 day) trading prohibition.

▪
The sale of stock withdrawn previously from the ESPP. Like stock sold directly from the ESPP, sales will be compared to transactions in company securities outside of the ESPP to ensure compliance with the short-term (60 day) trading prohibition.

•	Preclearance is not required for your enrollment in the plan, changes in your contribution to the plan, or shares acquired through the reinvestment of dividends.

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Appendix G: Summary of Select Policy Requirements by Employee Classification

Selected Policy Requirements	ADM	Investment Employees	Insider	Fund Service, Service, Fund Officer, and Dreyfus/FINRA Employees	PREG	Non- Classified Employees
U.S.-based employees – required to use approved broker-dealer	X	X	X	X	X
Initial Accounts and Holdings Reports (filed within 10 days of being classified)	X	X	X	X	X
Annual Certification (filed within 30 days of year- end)	X	X	X	X	X
Quarterly Certification (filed within 30 days of quarter-end)	X	X		Only applies to Fund Officers and EMEA- based Fund Service Employees
Preclear trades	X	X	X		X (BNYM stock only)
Preclearance window (in business days, includes day approval granted)	2 days	2 days	3 days		3 days
Preclear Proprietary Funds, Exchange Traded Funds (ETFs), municipal bonds, and all other non- exempt securities	X	X
Preclear Exchange Traded Notes (ETNs)	X	X	X
Subject to 7+ - day blackout period	X
Additional approvals required for personal trades in micro-cap securities	X (MCADMs only)
Short-term trading (60 days) profit disgorgement on all trades	X	X

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Selected Policy Requirements	ADM	Investment Employees	Insider	Fund Service, Service, Fund Officer, and Dreyfus/FINRA Employees	PREG	Non- Classified Employees
Short-term trading (60 days) profit disgorgement on BNYM stock	X	X	X	X	X	X
Prohibited from buying BNYM stock on margin, short selling BNYM, and trading in BNYM derivatives (options)	X	X	X	X	X	X
Initial public offerings are prohibited (refer to Policy waiver requirements)	X	X	X	X	X	X
Private Placements/Volcker Covered Funds require Ethics Office pre-approval	X	X	X	X	X	X

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Appendix H: Definitions

Access Decision Maker (ADM) Employee

An employee designated as such by the Investment Ethics Council. Generally, employees are considered to be ADM Employees if they are Portfolio Managers or Research Analysts and make or participate in recommendations or decisions regarding the purchase or sale of securities for mutual funds or managed accounts. Portfolio Managers of broad-based index funds and traders are not typically classified as ADM Employees.

Automatic Investment Plan

A program in which regular periodic purchases (withdrawals) are made automatically to/from investment accounts in accordance with a predetermined schedule and allocation. Examples include: Dividend Reinvestment Plans (DRIPS), payroll deductions, bank account drafts or deposits, automatic mutual fund investments/withdrawals (PIPS/SWIPS), and asset allocation accounts.

Compliance Officer

Any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and the Code of Conduct are followed. For purposes of this policy, the term “Compliance Officer” and “Preclearance Compliance Officer” are used interchangeably.

Direct Family Relationship

For purposes of this policy, an employee’s immediate family as defined by “indirect ownership” in Appendix H, Definitions.

Dreyfus/FINRA Group Employee

An employee who is subject to regulation resulting from his/her registration with FINRA.

Employee

An individual employed by BNY Mellon or its more-than-50%-owned direct or indirect subsidiaries. This includes all full-time and part-time, benefited and non-benefited, and exempt and non-exempt employees in all world-wide locations.

Securities/Financial Instruments (Collectively “Securities”) Exempt from PTA Reporting

All securities require reporting unless expressly exempt by this policy. . The below securities are exempt for all classifications of employees. There may be additional exempt securities based on an employee’s classification. Refer to the applicable Appendix for your classification for any additional security exemptions.

•	Cash and cash-like securities (e.g., bankers acceptances, bank CDs and time deposits, money market funds, commercial paper, repurchase agreements).

•
Direct obligations of the sovereign governments of the United States (U.S. employees only), and Japan (Japan employees only). Obligations of other instrumentalities of the U.S., and Japanese governments or quasi-government agencies are not exempt.

•
High-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality.

•
Securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds or Exchange Traded Funds (Note: Proprietary Funds and Exchange Traded Funds are considered non-exempt securities for ADM and Investment Employees only).

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•	Securities in non-company 401(k) plans (e.g., spouse’s plan, previous employer’s plan, etc.).

•
Securities in 529 plans, provided they are not invested in Proprietary Funds (Note: Proprietary Funds and Exchange Traded Funds are considered non-exempt securities for ADM and Investment Employees only).

•	Fixed annuities.

•
Variable annuities that are not invested in Proprietary Fund sub-accounts (Note: Variable annuities that are invested in Proprietary Fund sub-accounts are considered non-exempt securities for ADM and Investment Employees only).

•	Securities held in approved non-discretionary (managed) accounts.

•
Stock held in a bona fide employee benefit plan of an organization not affiliated with the Company on behalf of an employee of that organization, who is a member of the Company employee’s immediate family. For example, if an employee’s spouse works for an organization unrelated to the Company, the employee is not required to report for transactions that his/her spouse makes in the unrelated organization’s company stock so long as they are part of an employee benefit plan. This exemption does not apply to any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this policy.

Fund Officer Employee

An employee who is not in the Asset Management or Wealth Management businesses and, in the normal conduct of his/her job responsibilities, serves as an officer of a fund, is not required to preclear trading activity by a fund, and does not attend board meetings.

Fund Service Employee

An employee who is not in the Asset Management or Wealth Management businesses and whose normal job responsibilities involve maintaining the books and records of mutual funds and/or managed accounts.

Front Running

The purchase or sale of securities for your own or the company’s accounts on the basis of your knowledge of the company’s or company’s clients trading positions or plans.

Index Fund

An investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities in proportions designed to replicate the performance of an independently maintained, broad-based index or that is based not on investment discretion but on computer models using prescribed objective criteria to replicate such an independently maintained index.

Indirect Ownership

Generally, you are the indirect owner of securities if you are named as power of attorney on the account or, through any contract, arrangement, understanding, relationship, or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a “pecuniary interest”). Common indirect ownership situations include, but are not limited to:

•	Securities held by members of your immediate family by blood, marriage, adoption, or otherwise, who share the same household with you.

▪
“Immediate family” includes your spouse, domestic partner, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including step-parents, mothers-in-law and fathers-in-law), grandparents, and siblings (including brothers-in-law, sisters-in-law and stepbrothers and stepsisters).

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•
Partnership interests in a general partnership or a general partner in a limited partnership. Passive limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

•	Corporate shareholders who have or share investment control over a corporation’s investment portfolio.

•	Trusts in which the parties to the trust have both a pecuniary interest and investment control.

•
Derivative securities – You are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

•	Securities held in investment clubs.

Initial Public Offering (IPO)

The first offering of a company's securities to the public.

Insider Risk Employee

A classification of employees that in the normal conduct of their job responsibilities are likely to receive or be perceived to be aware of or receive material nonpublic information concerning the company’s clients. Employees in this classification typically include, but are not limited to, Risk and Legal personnel. All members of the company’s Operating Committee (excluding Pershing Operating Committee Members who are covered by the Pershing trading policy), who are not otherwise classified as Investment Employees, will be classified as Insider Risk Employees.

Investment Clubs

Organizations whose members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Prior to participating in an investment club, all employees (excluding Non-Classified Employees) are required to obtain written permission from their Preclearance Compliance Officer. Employees who receive permission to participate in an investment club are subject to the requirements of this policy.

Investment Company

A company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

Investment Employee

An employee who, in the normal conduct of his/her job responsibilities, has access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, is involved in making securities recommendations to advisory clients, or has access to such recommendations before they are public. This classification typically includes employees in the Asset Management and Wealth Management businesses, including:

•
Certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; Employees of a Company business regulated by certain investment company laws. Examples are:

▪	In the U.S., employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Advisers Act.

▪
In the U.K., employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated Activities), Order 2001, and regulated by the Financial Conduct Authority.

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•
Any member of the company’s Operating Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients’ securities transactions.

Investment Ethics Council (IEC)

Council having oversight responsibility for issues related to personal securities trading and investment activity by ADM Employees. The members are determined by the Chief Compliance & Ethics Officer.

Manager of the Ethics Office

An individual appointed by the Chief Compliance & Ethics Officer to manage the Ethics Office.

Micro-Cap Access Decision Maker (MCADM) Employee

A subset of ADM Employees who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a small market capitalization. The market capitalization threshold used when determining if an ADM Employee is considered a MCADM Employee is a market capitalization equal to or less than $250 million (for all other countries, the local currency’s USD equivalent is used).

Money Market Fund

A mutual fund that invests in short-term debt instruments where its portfolio is valued at amortized cost so as to seek to maintain a stable net asset value (typically, of $1 per share).

Non-Discretionary (Managed) Account

An account in which the employee has a beneficial interest but no direct or indirect control over the investment decision making process. It may be exempted from preclearance and reporting procedures only if the Ethics Office is satisfied that the account is truly non-discretionary (i.e., the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Employees are required to complete an annual certification in PTA regarding managed accounts. In addition, employees are required to provide copies of statements to Compliance when requested.

Non-Self-Directed Accounts

The portion of the Company 401(k) balance invested in Tier 1 - LifePath Index Funds, Tier 2 - Passively Managed Index Funds, Tier 3 - Actively Managed Funds, and/or BNY Mellon stock.

Operating Committee

The Operating Committee of BNY Mellon.

Option

A security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with this policy, an employee who buys/sells an option is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below:

Call Options

•	If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

•
If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold (for covered call writing, the sale of an out-of-the-money option is not considered for purposes of the 60 day trading prohibition). Please note that this would not apply to covered calls on BNY Mellon stock as option trades of Company stock are prohibited.

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Put Options

•	If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

•	If an employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

Preclearance Compliance Officer

A person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees’ preclearance requests for a specific business (for purposes of this policy, the term “Compliance Officer” and “Preclearance Compliance Officer” are used interchangeably).

Pre-Release Earnings Group (PREG)

The Pre-Release Earnings Group consists of all members of the Company’s Operating Committee and any individual determined by the Company’s Corporate Finance Department to be a member of the group.

Private Placement

An offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships, certain cooperative investments in real estate, co-mingled investment vehicles such as hedge funds, investments in privately-held and family owned businesses and Volcker Covered Funds. For the purpose of this policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

Proprietary Fund

An investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. The Proprietary Funds listing can be found on MySource on the Compliance and Ethics homepage or it can be obtained by sending an email to the Securities Trading Policy Help Line at  securitiestradingpolicyhelp@bnymellon.com.

Scalping

The purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by you or the company.

Securities/Financial Instruments (Collectively “Securities”)

Transferable Securities and/or Money Market Instruments

Any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, units in collective investment undertakings, collateral trust certificates and certificates of deposit. It also includes security-based derivatives and swaps and many types of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. Unless expressly exempt, all securities transactions are covered under the provisions of this policy (See exempt securities).

Self-Directed Accounts

An account established as part of the company 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of Exchange Traded Funds, Proprietary Funds, and non-Proprietary Funds.

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Service Employee

A classification of employees who are not employees in the Asset Management or Wealth Management businesses, but in the normal conduct of their job responsibilities have access to post-trade information, including security transactions and portfolio holdings information. Employees in this classification may include, but are not limited to, Compliance, Audit, and Technology personnel.

Short Sale

The sale of a security that is not owned by the seller at the time of the trade.

Spread Betting

A type of speculation that involves taking a bet on the price movement of a security. A spread betting company quotes two prices, the bid and offer price (also, called the spread), and investors bet whether the price of the underlying security will be lower than the bid or higher than the offer. The investor does not own the underlying security in spread betting, they simply speculate on the price movement of the stock.

Tender Offer

An offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.

Volcker Covered Fund

Generally, a “Volcker Covered Fund” is a domestic or foreign hedge fund, private equity fund, venture capital fund, commodity pool or alternative investment fund (“AIF”) that is sold in a private, restricted or unregistered offering to investors who must meet certain net worth, income or sophistication standards or is sold to a restricted number of investors.

Generally, the fund is not registered with a securities/commodity regulator and therefore cannot be offered to the general or retail public unless the investor meets some type of qualification to demonstrate the investor doesn’t need the protection of the securities or commodities regulations.

Some examples of funds that generally are not Covered Funds are U.S. registered mutual funds, U.S. registered closed-end funds that are traded on an exchange, U.S. registered ETFs (exchange-traded funds), U.S. registered UITs (unit investment trusts), UCITs (Undertakings for Collective Investment in Transferable Securities, which are primarily sold in the European Union), similarly publicly registered investment pools that are available on a retail basis without investment restrictions, and U.S. bank common and collective funds.

A complete list of Covered Funds can be found at the Volcker Compliance Site on MySource.

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